As filed with the Securities and Exchange Commission on August 5, 2016

                                                                                   Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)
Nevada	3711	95-3909667
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul Republic of Korea 06734 (070) 4699-3585
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Shi Chul Kang, Co-Chief Executive Officer Jun Heng Park, Co-Chief Executive Officer Leo Motors, Inc. 3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul Republic of Korea 06734
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of all communications, including communications sent to agent for service, should be sent to:
Darrin M. Ocasio, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Phone (212) 930-9700 Fax (212) 930-9725
Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (1)	AMOUNT OF REGISTRATION FEE
Shares of common stock, $0. 001 par value	39,321,444(3)	$0.25	$9,830,361	$989.92
Shares of common stock, $0. 001 par value, underlying convertible debenture	3,134,921(4)	$0.25	$783,730.25	$78.92
Total	42,456,365		$10,614,091.20	$1,068.84	*

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
Estimated at $0.25 per share, the average of the high and low prices as reported on the OTCQB on June 6, 2016, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)
Represents (i) shares of the Company's common stock underlying an equity line of credit agreement ("ELOC"), which are the subject of a registration rights agreement by and between the Company and a selling stockholder listed herein; and (ii) shares issued to an individual selling shareholder listed herein.

(4)	Represents shares of the Company's common stock underlying a series of convertible debentures issued to a selling stockholder listed herein.

*The Registrant previously paid the filing fee in connection with a previous filing, since withdrawn, of a Registration Statement, Registration No. 333-211973.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST [●] 2016

LEO MOTORS, INC.

42,456,365
Shares of
Common stock

This prospectus relates to the sale by the selling stockholders identified herein of up to 42,456,365 shares of common stock of Leo Motors, Inc. (the "Company").

BOU Trust is deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of the 38,986,355 shares that it is offering in this prospectus, although it may not sell those shares pursuant to Rule 144 of the Securities Act. The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in privately negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders.  All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the OTCQB and trades under the symbol "LEOM."  On June 9, 2016, the last reported sale price of our common stock as reported on the OTCQB was $0.29 per share. All amounts herein are in thousands, except for share and per share data.

We are an "emerging growth company" as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled "Risk Factors" within this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August [●], 2016.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

This prospectus includes estimates, statistics and other industry and market data that we obtained from industry publications, research, surveys and studies conducted by third parties and publicly available information. Such data involves a number of assumptions and limitations and contains projections and estimates of the future performance of the industries in which we operate that are subject to a high degree of uncertainty. This prospectus also includes data based on our own internal estimates. We act and believe that the information provided in this prospectus is true and accurate.

Prospectus Summary

This summary highlights information contained in other parts of this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially the section entitled "Risk Factors" and our consolidated financial statements and related notes, before deciding to buy our securities. Unless otherwise stated, all references to "us," "our," "we," "Leo Motors," "LEOM," the "Company" and similar designations refer to Leo Motors, Inc. and, depending on the context, its subsidiaries.

Leo Motors, Inc. (the "Company") is a Nevada corporation incorporated on September 8, 2004.  The Company established a wholly-owned operating subsidiary in Korea named Leo Motors, Co. Ltd. ("Leozone") on July 1, 2006.  Through Leozone, the Company is engaged in the research and development ("R&D") of multiple products, prototypes, and conceptualizations based on proprietary, patented and patent pending electric power generation, drive train, and storage technologies.  Leozone operates through four unincorporated divisions: new product research & development ("R&D"), post R&D development (such as product testing), production, and sales.

The Company's products include (i) E-Box electric energy storage system for solar and wind power generation devices; and (ii) electric vehicle ("EV") components that integrate electric batteries with electric motors such as EV Controllers that use a mini-computer to control torque drive.

Revenues for the year ended December 31, 2015 were 4,299,187 compared to 693,096 for the year ended December 31, 2014.  Revenues for the three months ended March 31, 2016 were $745,706 compared to $42,771 for the three months ended March 31, 2015, an increase of $702,935. This was the direct result of increased product line in conjunction with its acquired subsidiary sales.  The net loss for the year ended December 31, 2015 was 4,490,972 compared to 4,480,544 for the year ended December 31, 2014. The net loss for the three months ending March 31, 2016 decreased to $458,166 from $595,418 for the three months ending March 31, 2015, a decrease of $137,252.

As reported in the consolidated financial statements included herewith, the Company has accumulated deficits of $25,404,609 as of December 31, 2015 and its current liabilities exceeded its current assets. These negative trends have been consistent over the last few years except for asset sales.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable and to create operations that contribute capital from normal operations. If the Company cannot obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, develop and generate revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the  Company  include  (1) raising additional capital through sales of common stock, (2) converting  promissory notes into  common  stock  and (3) entering into acquisition agreements  with profitable  entities  with   significant   operations.   In   addition, management is continually seeking to streamline its operations and expand the business through a variety of industries, including real estate and financial management.

However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying   consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.
The Offering
Common stock offered by the selling stockholders:	42,456,365 shares of the Company's $0.001 par value common stock.

Common stock outstanding before and after this offering:	163,713,902(1) and 206,170,267(2)

Total proceeds:
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. We will receive proceeds from our sale of shares to BOU Trust. BOU Trust has committed to purchase up to $10,000,000 worth of shares of our common stock over a period upon receipt of an appropriate notice.  The purchase price for the shares to be paid by BOU TRUST shall be the average of the lowest two (2) VWAPS during 5 consecutive Trading Days following the delivery by the Company of a notice plus a 5% discount. The amount for each purchase of the Shares as designated by the Company in the applicable draw down notices shall be equal to the lesser of (i) 4.99% of the then-current shares outstanding or (ii) the previous 10-day average trading volume of the draw down shares multiplied by 3; provided that the number of shares to be purchased by BOU Trust shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by BOU Trust, would exceed 4.99% of the number of shares of our common stock outstanding.

OTC Market symbol:	"LEOM"

Risk factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the "Risk Factors" within this prospectus before deciding whether or not to invest in shares of our common stock.

Fees & Commissions
Pursuant to a Mutual Acknowledgement Letter between the Company and NMS Capital Advisors, LLC ("NMS"), with respect to an Engagement Agreement between the Company and NMS, upon closing of the transaction with BOU Trust, NMS is owed four percent (4%) of the total transaction value due and payable only upon receipt by the Company of the draw down amount. If the Company does not elect to take any draws, then no fees shall be due to NMS.

(1) The number of issued and outstanding shares of the Company's common stock as of June 6, 2016.
(2)  The number of issued and outstanding shares after this offering, assuming the conversion and draw down, in full, of the shares underlying the convertible debentures and the ELOC, respectively, as they pertain to the selling stockholders.

The Company entered into a securities purchase agreement with an accredited investor (the "Investor") for the purchase of an equity line of credit ("ELOC"). The shares of common stock issuable under this ELOC are part of this Prospectus. Pursuant to the ELOC, the Company, at its sole and exclusive option, may issue and sell to the Investor, and the Investor shall purchase from the Company, shares of the Company's registered common stock (the "Shares") upon the Company's delivery of written notices to the Investor.  The aggregate maximum amount of all purchases that the Investor shall be obligated to make under the ELOC shall not exceed $10,000,000.  Once a written notice is received by the Investor, it shall not be terminated, withdrawn or otherwise revoked by the Company.

The amount for each purchase of the Shares as designated by the Company in the applicable draw down notices shall be equal to the lesser of (i) 4.99% of the then-current shares outstanding or (ii) the previous 10-day average trading volume of the draw down shares multiplied by 3. There shall be a minimum draw down investment amount of $25,000 and a maximum draw down investment amount of $1,000,000 unless otherwise agreed upon by the Company and the Investor. The purchase price for the Shares to be paid by the Investor shall be the average of the lowest two (2) VWAPS during 5 consecutive Trading Days following the delivery by the Company of a notice plus a 5% discount.

By way of example, if the share price calculated based on the average of the two lowest VWAPS was $0.075, the purchase price would be, after a 5% discount, $0.0712. Further, if the 10-day average trading volume was 300,000, the total number of shares for that purchase would be 300,000 multiplied by 3, or 900,000, assuming that this number is less than 4.99% of the shares outstanding.  The drawdown amount in this example would be $64,080 or 900,000 shares at a purchase price of $0.0712 per share.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the ELOC. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

In order to fund a notice for funding pursuant to the ELOC (a "Drawdown Notice"), BOU Trust will periodically purchase our common stock under the ELOC and will, in turn, sell such shares to investors in the market at the market price on a best efforts basis, subject to certain conditions. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to BOU Trust to raise the same amount of funds, as our stock price declines.

Disclosure showing shares issuable if market stock price drops 25%, 50% and 75%

Drawdown Amount Required
	100% of	25% Decrease	50% Decrease	75% Decrease
	Current Stock	in Stock Price	in Stock Price	in Stock Price
	Price (1)	(1)	(1)	(1)

Total No. of Shares Required to Raise $10,000,000(1)	41,666,667	56,179,775	83,333,336	166,666,672
(1) Based on a price of $0.25 per share.

Based on the above chart, the sale of stock under the first will be limited, resulting in significantly less capital than the $10,000,000 capital commitment. There are no assurances that the price of common stock will appreciate, depreciate, or remain at the same price as a result of stock sales under this Agreement, however, if there is a 25% to 75% decline in stock value pricing, the Company may only receive a portion of the $10,000,000 available.

The Company understands and acknowledges that the number of shares issuable upon purchases pursuant to this ELOC will increase in certain circumstances including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines during the Draw Down Pricing Period. The Company's executive officers and directors have studied and fully understand the nature of the transactions contemplated by this ELOC and recognize that they have a potential dilutive effect on the shareholders of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment, and with full understanding of the implications, that such issuance is in the best interests of the Company. The Company specifically acknowledges that, subject to such limitations as are expressly set forth in the ELOC, its obligation to issue shares upon purchases pursuant to this ELOC is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.  We determined the amount of $10,000,000 as we require large sums of financing for our staged growth and in order to allow the greatest possible flexibility under the ELOC.

The Company also entered into a securities purchase agreement with an accredited investor (the "Investor") for the issuance of a series of convertible debentures (each a "Debenture," collectively, the "Debentures"). The shares of common stock underlying the Debentures are part of this Prospectus.  Each Debenture has a maturity date which is one year after the date of issuance and has an interest rate of ten (10%) percent per annum. Each Debenture is convertible into shares of the Company's Common Stock at any time after the sooner to occur of 180 days from the original issue date or when the shares issuable upon conversion of the Debenture have been registered on a registration statement that has been declared effective by the Securities and Exchange Commission and until the Debenture is no longer outstanding. The Debentures are convertible at a conversion price equal to the lower of (i) $0.50 per share or (ii) 70% of the lowest VWAP for the previous 20 trading days prior to conversion. The Company is permitted to prepay the Debentures at any time upon ten (10) days written notice to the Investor.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Discussion of our business and operations included in this prospectus should be read together with the risk factors set forth below. They describe various risks and uncertainties to which we are or may become subject. These risks and uncertainties, together with other factors described elsewhere in this report, have the potential to affect our business, financial condition, results of operations, cash flows, strategies or prospects in a material and adverse manner.  New risks may emerge at any time, and we cannot predict those risks or estimate the extent to which they may affect our financial performance. Each of the risks described below could adversely impact the value of our securities.  These statements, like all statements in this report, speak only as of the date of this prospectus (unless another date is indicated), and we undertake no obligation to update or revise the statements in light of future developments.

We cannot assure you that we will be successful in commercializing any of the Company's products or if any of our products are commercialized, that they will be profitable for the Company.

The Company generates limited revenue from operations upon which an evaluation of our prospects can be made.  The Company's prospects must be considered keeping in mind the risks, expenses and difficulties frequently encountered in the establishment of a new business in a constantly changing industry.  There can be no assurance that the Company will be able to achieve profitable operations in the foreseeable future, if at all.

The Company has identified a number of specific risk areas that may affect our operations and results in the future:

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below with all of the other information included in this prospectus before making an investment decision. If any of the possible adverse events described below actually occurs, our business, results of operations or financial condition would likely suffer. In such an event, the market price of our Common Stock could decline and you could lose all or part of your investment.

Risks Related to Our Business

Products that fail to meet specifications, are defective, or that are otherwise incompatible with end uses could impose significant costs on us.

Products that do not meet specifications or that contain, or are perceived by our customers to contain, defects or that are otherwise incompatible with end uses could impose significant costs on us or otherwise materially adversely affect our business, results of operations or financial condition. If problems with nonconforming, defective or incompatible products occur after we have shipped such products, we could be adversely affected in several ways, including the following:

• we may be required to replace product or otherwise compensate customers for costs incurred or damages caused by defective or incompatible product; and
• we may encounter adverse publicity, which could cause a decrease in sales of our products.

We face the risk of product liability, recalls or other claims.

Our business exposes us to the risk of product liability claims that is inherent in the testing, manufacturing and marketing of any product. We may be subject to product liability claims if our products cause, or merely appear to have caused, an injury or death. If we do not have or we are unable to obtain insurance at acceptable cost or on acceptable terms with adequate coverage or otherwise protect against potential product liability claims, we could be exposed to significant financial and other liabilities, which may materially harm our business. A product liability claim, product recall or other claim with respect to uninsured liabilities or for amounts in excess of insured liabilities could have a material adverse effect on our business, operating results and prospects. We may be subject to claims even if the apparent injury is due to the actions of others. These liabilities could prevent, delay or otherwise adversely interfere with our product commercialization efforts, as well as result in judgments, fines, damages and other financial liabilities to us which would have a material adverse effect on our business, operating results and prospects. Defending a suit, regardless of merit, could be costly, could divert management's attention from our business and might result in adverse publicity, which could result in reduced acceptance of our products in the market. In addition to adversely impacting our business and prospects, such adverse publicity could materially adversely affect the value of our stock.

The limited availability of raw materials or supplies could materially adversely affect our business, our results of operations, or our financial condition.

Our operations require raw materials that meet exacting standards. We generally have multiple sources of supply for our raw materials. However, only a limited number of suppliers are capable of delivering certain raw materials that meet our standards. Shortages may occur from time to time in the future. In addition, disruptions in transportation lines could delay our receipt of raw materials. Lead times for the supply of raw materials have been extended in the past. If our supply of raw materials is disrupted or our lead times extended, our business, results of operations or financial condition could be materially adversely affected.

Our proprietary rights may not adequately protect our intellectual property and product candidates and if we cannot obtain adequate protection of our intellectual property and product candidates, we may not be able to successfully market our product candidates.

Our commercial success will depend in part on obtaining and maintaining intellectual property protection for our technologies and product candidates. We will only be able to protect our technologies and product candidates from unauthorized use by third parties to the extent that valid and enforceable patents cover them, or that other market exclusionary rights apply.

The patent positions of companies, like ours, can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. No consistent policy regarding the breadth of claims allowed in such companies' patents has emerged to date in the United States. The general patent environment outside the United States also involves significant uncertainty. Accordingly, we cannot predict the breadth of claims that may be allowed or that the scope of these patent rights would provide a sufficient degree of future protection that would permit us to gain or keep our competitive advantage with respect to these products and technology.

In addition, others may independently develop similar or alternative compounds and technologies that may be outside the scope of our intellectual property. Should third parties obtain patent rights to similar compounds or technology, this may have an adverse effect on our business.

If we fail to attract and retain senior management, consultants, advisors, and scientific and technical personnel, our product development and commercialization efforts could be impaired.

Our performance is substantially dependent on the performance of our senior management and key scientific and technical personnel. The loss of the services of any member of our senior management or our scientific or technical staff may significantly delay or prevent the development of our product candidates and other business objectives by diverting management's attention to transition matters and identification of suitable replacements, if any, and could have a material adverse effect on our business, operating results and financial condition.

In addition, we believe that we will need to recruit additional executive management and scientific and technical personnel. There is currently intense competition for skilled executives and employees with relevant scientific and technical expertise, and this competition is likely to continue. The inability to attract and retain sufficient scientific, technical and managerial personnel could limit or delay our product development efforts, which would adversely affect the development of our product candidates and commercialization of our potential products and growth of our business.

We expect to expand our research, development, clinical research and marketing capabilities and, as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to have significant growth in expenditures, the number of our employees and the scope of our operations, in particular with respect to those potential products that we elect to commercialize independently or together with others. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to train qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or train additional qualified personnel. The physical expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

We have a history of losses and expect to continue to incur losses and may not achieve or maintain profitability.

We expect to incur additional losses for at least the next several years and cannot be certain that we will ever achieve profitability. As a result, our business is subject to all of the risks inherent in the development of a new business enterprise, such as the risk that we may not obtain substantial additional capital needed to support the expenses of developing our technology and commercializing our potential products; develop a market for our potential products; and/or attract and retain qualified management, technical and scientific staff.

We qualify as an emerging growth company.

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an "emerging growth company" as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, enacted in April 2012. An "emerging growth company" may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

- being permitted to present only two years of audited financial statements and only two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations in this prospectus;

- not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

- reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

- exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the closing of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a "large accelerated filer," our annual gross revenue exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Doing Business in Korea

The movement of the Korean Won against the U.S. dollar and other currencies may have a material adverse effect on us.

The Korean Won has fluctuated significantly against major currencies in recent years, especially as a result of the recent global financial crisis and the relatively speedy recovery of Korean economy therefrom.  The depreciation of the Won against U.S. dollar and other foreign currencies typically results in a material increase in the cost of fuel and equipment purchased from overseas and the cost of servicing our foreign currency-denominated debt as the prices for substantially all of the fuel materials and a significant portion of the equipment we purchase are stated in currencies other than the Won, generally in U.S. dollars. As a result, any significant depreciation of Won against the U.S. dollar or other major foreign currencies will have a material adverse effect on our profitability and results of operations

The movement of the Won against the U.S. dollar and other currencies may have a material adverse effect on us.

The Won has fluctuated significantly against major currencies in recent years, especially as a result of the recent global financial crisis and the relatively speedy recovery of Korean economy therefrom. The depreciation of Won against U.S. dollar and other foreign currencies typically results in a material increase in the cost of fuel and equipment purchased from overseas and the cost of servicing our foreign currency-denominated debt as the prices for substantially all of the fuel materials and a significant portion of the equipment we purchase are stated in currencies other than Won, generally in U.S. dollars. As a result, any significant depreciation of Won against the U.S. dollar or other major foreign currencies will have a material adverse effect on our profitability and results of operations.

Escalations in tensions with North Korea could have an adverse effect on us.

Relations between Korea and North Korea have been tense throughout Korea's modern history. The level of tension between the two Koreas has fluctuated and may increase abruptly as a result of current and future events. In recent years, there have been heightened security concerns stemming from North Korea's nuclear weapon and long- range missile programs and increased uncertainty regarding North Korea's actions and possible responses from the international community. In December 2002, North Korea removed the seals and surveillance equipment from its Yongbyon nuclear power plant and evicted inspectors from the United Nations International Atomic Energy Agency. In January 2003, North Korea renounced its obligations under the Nuclear Non-Proliferation Treaty. Since the renouncement, Korea, the United States, North Korea, China, Japan and Russia have held numerous rounds of six party multi-lateral talks in an effort to resolve issues relating to North Korea's nuclear weapons program.
There can be no assurance that the level of tension on the Korean peninsula will not escalate in the future. Any further increase in tensions, which may occur, for example, if North Korea experiences a leadership crisis, high-level contacts break down or military hostilities occur, could have a material adverse effect on our operations and the market value of our common stock.

You may not be able to enforce a judgment of a foreign court against us.

A significant portion of the assets of our directors and officers named in this Prospectus, and substantially all of our assets are located in Korea. As a result, it may not be possible for you to enforce judgments, against either our assets or us, obtained in United States based on the civil liability provisions of the United States federal securities laws. There is doubt as to the enforceability in Korea, either in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated on the United States federal securities laws.

Risks Related to Our Industry

Our competitors may develop products that are less expensive, are safer or more effective, and thus may diminish or eliminate the commercial success of any potential products that we may commercialize.

If our competitors' market products that are less expensive, safer or more effective than our future products developed from our product candidates, or that reach the market before our product candidates, we may not achieve commercial success.  The market may choose to continue utilizing the existing products for any number of reasons, including familiarity with or pricing of these existing products. The failure of any of our product candidates to compete with products marketed by our competitors would impair our ability to generate revenue, which would have a material adverse effect on our future business, financial condition and results of operations.

We expect to compete with several companies and our competitors may:

•	develop and market products that are less expensive or more effective than our future products;

•	commercialize competing products before we or our partners can launch any products developed from our product candidates;

•	operate larger research and development programs or have substantially greater financial resources than we do;

•	initiate or withstand substantial price competition more successfully than we can;

•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;

•	more effectively negotiate third-party licenses and strategic relationships; and

•	take advantage of acquisition or other opportunities more readily than we can.

Risks Related to Our Common Stock

The stock market, particularly in recent years, has experienced significant volatility. Factors that could cause this volatility in the market price of our Common Stock include:

•	failure or discontinuation of any of our research;

•	delays in establishing new strategic relationships;

•	delays in the development or commercialization of our potential products;

•	market conditions and issuance of new or changed securities analysts' reports or recommendations;

•	actual and anticipated fluctuations in our financial and operating results;

•	developments or disputes concerning our intellectual property or other proprietary rights;

•	introduction of technological innovations or new commercial products by us or our competitors;

•	issues in manufacturing our potential products;

•	third-party healthcare reimbursement policies;

•	litigation or public concern about the safety of our product candidates; and

•	additions or departures of key personnel.

These and other external factors may cause the market price and demand for our Common Stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of Common Stock and may otherwise negatively affect the liquidity of our Common Stock. In the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management.

We have not and do not anticipate paying any dividends on our common stock.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

We are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we had remained privately held.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these new rules and regulations to increase our compliance costs in 2016 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

The limited trading market for our common stock results in limited liquidity for shares of our common stock and significant volatility in our stock price.

Although prices for our shares of common stock are quoted on the OTCQB, there is little current trading and no assurance can be given that an active public trading market will develop or, if developed, that it will be sustained.  The OTCQB is generally regarded as a less efficient and less prestigious trading market than other national markets.  There is no assurance if or when our common stock will be quoted on another more prestigious exchange or market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders.  The absence of an active trading market reduces the liquidity of our common stock.

The market price of our stock is likely to be highly volatile because for some time there will likely be a thin trading market for the stock, which causes trades of small blocks of stock to have a significant impact on our stock price.  As a result of the lack of trading activity, the quoted price for our common stock on the OTCQB is not necessarily a reliable indicator of its fair market value.  Further, if we cease to be quoted, holders of our common stock would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our common stock, and the market value of our common stock would likely decline.

Our Common Stock is currently deemed a "penny stock," which makes it more difficult for our investors to sell their shares.

Our Common Stock is subject to the "penny stock" rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell substantial amounts of our Common Stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our Common Stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders.  We may issue additional shares of our common stock or other securities that are convertible into or exercisable for our common stock in connection with hiring or retaining employees, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes.  The future issuance of any such additional shares of our common stock may create downward pressure on the trading price of the common stock. We will need to raise additional capital in the near future to meet our working capital needs, and there can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with these capital raising efforts, including at a price (or exercise or conversion prices) below the price an investor paid for stock.

There are substantial risks associated with the ELOC with BOU Trust which could contribute to the decline of the price of our Common Shares and have a dilutive impact on our existing stockholders.

In order to obtain needed capital, we entered into the ELOC with BOU Trust. The sale of our Common Shares pursuant to the ELOC will have a dilutive impact on our stockholders. We believe BOU Trust intends to promptly re-sell the Common Shares that we sell to it under the ELOC. Such resales could cause the market price of our Common Shares to decline significantly. Any subsequent sales by us to BOU Trust under the ELOC may, to the extent of any such decline, require us to issue a greater number of Common Shares to BOU Trust in exchange for each dollar of such subsequent sale. Under these circumstances our existing stockholders would experience greater dilution. The sale of Common Shares under the ELOC could encourage short sales by third parties which could contribute to the further decline of the price of our Common Stock.

You could lose all of your investment.

An investment in our securities is speculative and involves a high degree of risk. Potential investors should be aware that the value of an investment in the Company may go down as well as up. In addition, there can be no certainty that the market value of an investment in the Company will fully reflect its underlying value. You could lose your entire investment.

Offers or availability for sale of a substantial number of shares of our common stock, for example, in connection with the 42,456,365 shares registered for resale herein, may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including upon the expiration of any statutory holding period under Rule 144 or registration for resale, or issued upon the exercise of warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  As of June 6, 2016, we have 163,713,902 shares of common stock issued and outstanding. Following the effectiveness of the registration statement of which this prospectus forms a part, 42,456,365 shares of common stock will be immediately available for resale assuming the full amount available pursuant to the equity line of credit underlying this Prospectus is drawn down.  Only those shares underlying the convertible debentures and those shares already drawn down, if any, from the equity line of credit, subject to the 4.99% limitation, will be immediately available.  It is possible that the full amount allowed pursuant to the equity line of credit will never be drawn down and available for resale.

Investor relations activities, nominal "float" and supply and demand factors may affect the price of our stock.

The Company may utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for the Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  The Company may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning the Company. The Company does not intend to review or approve the content of such analysts' reports or other materials based upon analysts' own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of "pump and dump" activities may exist, such as rapid share price increases or decreases. We, and our shareholders, may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices.

Risks Related to the Equity Line of Credit

BOU Trust will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the ELOC will be purchased at a five percent (5%) discount to the lowest two (2) VWAPS during 5 consecutive Trading Days following the delivery by the Company of a notice.

BOU Trust has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If BOU Trust sells our shares, the price of our common stock may decrease. If our stock price decreases, BOU Trust may have a further incentive to sell such shares. Accordingly, the discounted sales price may cause the price of our common stock to decline.

We are registering an aggregate of 42,456,365 shares of common stock to be issued under the equity line of credit. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 42,456,365 shares of common stock under the registration statement of which this prospectus forms a part for issuance, a part of which is pursuant to the equity line of credit. The sale of these shares into the public market by BOU Trust could depress the market price of our common stock.

We may not have access to the full amount under the equity line of credit.

For the two consecutive trading days prior to July 19, 2016 the closing price of our common stock was $0.25. There is no assurance that the market price of our common stock will increase or remain the same substantially in the near future. The entire commitment under the equity line of credit is $10,000,000. The aggregate number of shares of common stock necessary to raise the entire $10,000,000 at $.25 per share is 40,000,000. We may not have access to the remaining commitment under the equity line of credit unless the market price of our common stock increases or remains stable. The Company's executive officers and directors fully recognize that the Company may not provide them access to the full line of credit.

Our common stock price may decline by our draw on our equity line of credit.

Pursuant to the ELOC, when we deem it necessary, we may raise capital through the private sale of our common stock to BOU Trust. Because the sales price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest will be diluted in direct proportion.

There may not be a sufficient price of our common stock to permit us to acquire adequate funds, which may adversely affect our liquidity.

The ELOC provides that the number of shares sold pursuant to each Notice plus the shares held by BOU Trust at that time shall not exceed 4.99% of the issued and outstanding shares of common stock of the Company. If the price our common stock is too low, it is possible that we may not be permitted to draw the full amount of proceeds of the drawdown request, which may not provide adequate funding for our planned operations and may materially decrease our liquidity.

We may draw on our equity line of credit to the extent that a change of control occurs.

The Company may continue to make drawdown requests while the Selling Stockholder holds shares of common stock or sells shares to a specific party, thereby causing such purchasing party to gain control of the Company. This could jeopardize the execution of the Company's business plan and may disrupt operations. The Company does not anticipate making drawdown requests under this scenario.

Draw Downs under the ELOC may cause dilution to existing shareholders.

BOU Trust has committed to purchase up to $10,000,000 worth of shares of our common stock. From time to time during the term of the ELOC, and at our sole discretion, we may present BOU Turst with a Draw Down Notice requiring BOU Trust to purchase shares of our common stock. The purchase price to be paid by BOU Trust will be at a 5% discount of the Market Price of our common stock.  We will be entitled to put to BOU Trust on each Draw Down Notice date such number of shares of common stock as equal to the lesser of (i) 4.99% of the then-current shares outstanding or (ii) the previous 10-day average trading volume of the draw down shares multiplied by 3; provided that the number of shares to be purchased by BOU Trust shall not exceed the number of such shares that, when added to the number of shares of our common stock then beneficially owned by BOU Trust, would exceed 4.99% of the number of shares of our common stock outstanding. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by BOU Trust. The issue and sale of the shares under the ELOC may also have an adverse effect on the market price of the common shares. BOU Trust may resell some, if not all, of the shares that we issue to it under the ELOC and such sales could cause the market price of the common stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to BOU Trust in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by BOU Trust, and because our existing stockholders may disagree with a decision to sell shares to BOU Trust at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

The table below illustrates an issuance of shares of common stock to BOU Trust under the ELOC for a hypothetical draw down amount of $25,000 at an assumed Market Price of $0.15.

Draw Down Amount	Price to be Paid by BOU Trust	Number of Shares to be Issued
$25,000	$0.14	178,571

By comparison, if the Market Price of our common stock was $0.12, the number of shares that we would be required to issue in order to have the same draw down amount of $25,000 would be greater, as shown by the following table:

Draw Down Amount	Price to be Paid by BOU Trust	Number of Shares to be Issued
$25,000	$0.11	227,273

Accordingly, there would be dilution of an additional 48,702 shares issued due to the lower stock price of $0.12 per share.

General market risks

We may not be able to access credit.

We face the risk that we may not be able to access credit, either from lenders or suppliers.  Failure to access credit from any of these sources could have a material adverse effect on our business, financial condition, results of operations and future prospects.

We may not be able to maintain effective internal controls.

If we fail to maintain the adequacy of our internal accounting controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an on-going basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on our business, financial condition, results of operations and future prospects.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such statements include statements regarding our expectations, hopes, beliefs or intentions regarding the future, including but not limited to statements regarding our market, strategy, competition, development plans (including acquisitions and expansion), financing, revenues, operations, and compliance with applicable laws. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Factors that could cause actual results to differ materially from such forward-looking statements include the risks described in greater detail in the following paragraphs. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled "Risk Factors" within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus. We will not receive any proceeds upon conversion of the convertible debentures into shares of our common stock.  We will receive proceeds from our initial sale of shares to BOU Trust.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market information

Our Common stock is traded on the OTCQB under the symbol "LEOM."

The following table sets forth the high and low last reported sales prices of our Common stock for each quarterly period to date during 2015, 2014, and 2013.

	High	Low
2013:
Fourth quarter	$0.078	$0.078
Third quarter	0.0385	0.0385
Second quarter	0.10	0.072
First quarter	0.099	0.085

	High	Low
2014:
Fourth quarter	$0.081	$0.053
Third quarter	0.0705	0.067
Second quarter	0.045	0.0375
First quarter	0.08	0.07

2015:	High	Low
Fourth quarter	$0.311	$0.289
Third quarter	0.39	0.37
Second quarter	0.43	0.41
First quarter	0.071	0.07

On June 9, 2016, the Company's Common stock closed on the OTCQB at $0.29 per share.

As of June 6, 2016, there were 957 stockholders of record of our common stock.

Dividends

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our stock, and could significantly affect the value of any investment in our Company.

Securities authorized for issuance under equity compensation plans

No option grants were issued during the year ended December 31, 2015. Further reference is made to the information contained in the Equity Compensation Plan table contained in this prospectus.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATION

This discussion should be read in conjunction with the other sections of this prospectus, including "Risk Factors," "Description of Business" and the Financial Statements attached hereto pursuant and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus. See "Special Note on Forward-Looking Statements." Our actual results may differ materially. All amounts in this discussion are in thousands, except for share and per share data.

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with (i) our unaudited interim condensed consolidated financial statements and related notes for the three months ended March 31, 2016 and 2015 (ii) audited financial statements for the fiscal years ended December 31, 2015 and 2014 and the notes thereto and (iii) the section entitled "Business," included elsewhere in this prospectus. Our condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Overview

Leo Motors, Inc. (the "Company") is a Nevada corporation incorporated on September 8, 2004.  The Company established a wholly-owned operating subsidiary in Korea named Leo Motors, Co. Ltd. ("Leozone") on July 1, 2006.  Through Leozone, the Company is engaged in the research and development ("R&D") of multiple products, prototypes, and conceptualizations based on proprietary, patented and patent pending electric power generation, drive train, and storage technologies.  Leozone operates through four unincorporated divisions: new product research & development ("R&D"), post R&D development (such as product testing), production, and sales.

The Company's products include (i) E-Box electric energy storage system for solar and wind power generation devices; and (ii) electric vehicle ("EV") components that integrate electric batteries with electric motors such as EV Controllers that use a mini-computer to control torque drive.

The Company was previously actively engaged in the process of development and production of Electric Power Train Systems ("EPTS") encompassing electric scooters, electric sedans/SUVs/sports cars, and electric buses/trucks as well as several models of Electric Vehicle ("EV"). Our EPTS can replace internal combustion engines ("ICEs").  Company began sales of EPTS to auto makers and agricultural machinery manufacturers.

The Company has developed eight EPTS of increasing power rating: 3kW, 5kW, 7.5kW, 15kW, 30kW, 60kW, 120kW, and 240kW systems.  Each EPTS consists of a motor, a controller, and a battery power pack with a battery management system ("BMS").

The Company has successfully converted existing models of small cars (ICEs under 2,000cc), and also a 24 seat bus.  The Company has begun marketing its 60kW power train kits (for compact passenger cars and small trucks) and its 120kW kits (for ICE passenger cars, buses, and trucks under 5,000cc). The Company has developed a 240kW kit (for up to 10,000cc buses and trucks) as well, and is attempting to locate a strategic partner to fund the testing and production.

The specific goals of the Company over the next twelve months include:

•	Focus on the capitalization of the Company;
•	Focus on the sale of the E-Boats and E-Box;
•	Business development in China by establishing joint venture company in China, and in Japan;
•	Continue with R&D of our EV's, electric boats, and related products as capital permits.

The E-Box can be used as an energy supplying device in an emergency situations or as a energy storage device for use by the military; municipal and industry; corporate; solar/wind power storage; electric coolers and heaters; yachts or small ships. The E-Box is offered in three power classes: 1kw, 3kw and 5kw.  E-Boxes for 10kw and 550kw will be developed in the future.  The E-Box is environmentally friendly with high energy density due to the use of lithium-polymer battery.  The E-Box uses a multiple cell voltage balancing system via a battery management system ("BMS").

The Company is developing new battery exchange system using its patented cartridge battery exchange system which will solve the cost barriers of the electric vehicle to make them less expensive than their Internal Combustion Engine (ICE) counterparts and to help solve battery charging problems. With evolutionary batter exchange system, the Company's EV's can exchange battery within one minute using simple and low cost equipment. This technology can be best used in fleet managed vehicles such as city buses, taxis, and garbage trucks because it can be used any road sides.

Results of operations

Three months ended March 31, 2016 and 2015

Revenues

Sales for the three months ended March 31, 2016 were $745,706 compared to $42,771 for the three months ended March 31, 2015, an increase of $702,935. This was the direct result of increased product line in conjunction with its acquired subsidiary sales.

General and Administrative Expenses

Expenses for the period quarter consisted of the following:

	For the Three Months Ended
	March 31,	March 31,
Total General and Administrative Expenses:	2016	2015
Salaries and Benefits	$366,121	$126,456
Consulting and Service Fees	155,938	54,324
Selling, General and Administrative	386,801	177,631
Total	$908,860	$358,411

Salaries and Benefits consist of total of common stock issued to our executive officers as compensation for their services as officers of the Company and cash compensation paid to our employees during the year and the cost of all benefits provided to our employees.

Consulting and Service Fees consist of consist of accounting, legal, and professional fees.

Selling, General and Administrative consists of travel expenses, entertainment expenses, communication expenses, utilities, taxes & dues, depreciation expenses, rent, repairs, vehicle maintenance, ordinary development expenses, shipping, education & training, printing, storage, advertising, insurance, office supplies and expense, payroll expenses, investor referral fees and other miscellaneous expenses.

Other Income (Expenses)

During the three months ended March 31, 2016, we incurred $3,998 in net other expenses, compared to $279,778 in the three months ended March 31, 2015, a decrease of $275,780. The majority of the decrease was reduced interest expense as the Company has been able to access different sources of capital.

Net Income (Loss)

The net loss for the three months ending March 31, 2016 decreased to $458,166 from $595,418 for the three months ending March 31, 2015, a decrease of $137,252. As outlined above the Company has had very limited sales as it restructures its product lines.

Liquidity and Capital Resources

Our liquidity and capital resources are limited. Accordingly, our ability to initiate our plan of operations and continue as a going concern is currently dependent on our ability to either generate significant new revenues or raise external capital through additional borrowing or the sale of additional equity.

The Company's total assets at March 31, 2016 were $6,199,394 and total current liabilities were $5,189,764.  Significant losses from operations have been incurred since inception and there is an accumulated deficit of $(25,822,119) as of March 31, 2016.  Continuation as a going concern is dependent upon attaining capital to achieve profitable operations while maintaining current fixed expense levels.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Fiscal years ended December 31, 2015 versus 2014

Revenues

Sales for the year ended December 31, 2015 were $4,299,187 compared to $693,096 for the year ended December 31, 2014, reflecting an increase of $3,606,091. Most of this is revenue increase from our newly acquired subsidiaries Leo Motors Factory 1, Leo Motors Factory 2, and Leo Trading which generated $3,800,518 in the current year and none in 2014.

Cost of Sales

Costs of sales were $3,275,587 for the year ended December 31, 2015 compared to $379,066 for the year ending December 31, 2014, reflecting the cost of sales generated in our newly acquired subsidiaries Leo Motors Factory 1, Leo Motors Factory 2, and Leo Trading which generated $2,772,078 in the current year and none in 2014.

 Operating Expenses

During the year ended December 31, 2015, we incurred $5,421,508 in expenses, compared to $3,468,599 in the period ended December 31, 2014. With three additional operating subsidiaries in 2015 the increase in expenses for this current year is attributable to an increase in salaries and benefits as well as increased research and development expenses in 2015 as the company continues to explore new products. The detail is provided in the table below.

Expenses for the fiscal year 2015 and 2014 consisted of the following:

	Year Ended
Expenses:	December 31, 2015	December 31, 2014

Salaries and Benefits	$1,706,968	$1,476,145
Consulting and Service Fees	$758,702	$0
Research and Development	$1,278,402	$1,027,676
Selling, General and Administrative	$1,677,436	$964,788
Total	$5,421,508	$3,468,609

Salaries and Benefits consist of total of common stock issued to our executive officers as compensation for their services as officers of the Company and cash compensation paid to our employees during the year and the cost of all benefits provided to our employees.

Consulting and Service Fees consist of consist of accounting, legal, and professional fees.

Selling, General and Administrative  consists of travel expenses, entertainment expenses, communication expenses, utilities, taxes & dues, depreciation expenses, rent, repairs, vehicle maintenance, ordinary development expenses, shipping, education & training, printing, storage, advertising, insurance, office supplies and expense, payroll expenses, investor referral fees and other miscellaneous expenses.

Other Income (Expenses)

During the year ended December 31, 2013 the company had net non-operating expense of $362,062 and for the year ended December 31, 2012 net non-operating income of $1,058,582, a decrease of $1,420,644. During the 2012 fiscal year the Company had a net non-operating income largely from the result of the forgiveness of debt for $1,309,028.  There was also stock sold for a profit of $52,893. These gains were offset in part by interest expense of $136,775 in 2013 and $197,634 in 2012 and miscellaneous items.

Liquidity and Capital Resources

Our liquidity and capital resources are limited. Accordingly, our ability to initiate our plan of operations and continue as a going concern is currently dependent on our ability to either generate significant new revenues or raise external capital through additional borrowing or the sale of additional equity.

The Company's total assets at December 31, 2014 were $1,395,845 and total current liabilities were $4,298,455, all of which were current.  Significant losses from operations have been incurred since inception and there is an accumulated deficit of $(21,357,211) as of December 31, 2014.  Continuation as a going concern is dependent upon attaining capital to achieve profitable operations while maintaining current fixed expense levels.

Off-Balance Sheet Arrangements

None.

Critical accounting policies and estimates

The Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain accounting policies have a significant impact on amounts reported in the financial statements. A summary of those significant accounting policies can be found elsewhere in this registration statement.

Our discussion and analysis of financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The notes to the consolidated financial statements describe our significant accounting policies used in the preparation of the consolidated financial statements. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates. We continually evaluate our critical accounting policies and estimates.

We believe the critical accounting policies listed below reflect significant judgments, estimates and assumptions used in the preparation of our consolidated financial statements.

Intangible assets

Estimates of future cash flows and timing of events for evaluating long-lived assets for impairment are based upon management's judgment. If any of our intangible or long-lived assets are considered to be impaired, the amount of impairment to be recognized is the excess of the carrying amount of the assets over its fair value. Applicable long-lived assets are amortized or depreciated over the shorter of their estimated useful lives, the estimated period that the assets will generate revenue, or the statutory or contractual term in the case of patents. Estimates of useful lives and periods of expected revenue generation are reviewed periodically for appropriateness and are based upon management's judgment.

 Goodwill

Goodwill represents the excess of the purchase price over the fair value of the assets acquired and liabilities assumed. The Company is required to perform impairment reviews at each of its reporting units annually and more frequently in certain circumstances.

In accordance with ASC 350-20 "Goodwill," the Company is able to make a qualitative assessment of whether it is more likely than not that a reporting unit's fair value is less than its carrying amount before applying the two-step goodwill impairment test. If the Company concludes that it is more likely than not that the fair value of a reporting unit is not less than its carrying amount it is not required to perform the two-step impairment test for that reporting unit.

Equity-based compensation

The Company recognizes compensation expense for all equity-based payments in accordance with ASC 718 "Compensation - Stock Compensation."  Under fair value recognition provisions, the Company recognizes equity-based compensation net of an estimated forfeiture rate and recognizes compensation cost only for those shares expected to vest over the requisite service period of the award.

Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods, typically over an eighteen-month period (vesting on a straight-line basis). The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date.

The fair value of option award is estimated on the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model requires the development of assumptions that are input into the model. These assumptions are the expected stock volatility, the risk-free interest rate, the option's expected life, the dividend yield on the underlying stock and the expected forfeiture rate. Expected volatility is calculated based on the historical volatility of our Common stock over the expected option life and other appropriate factors. Risk-free interest rates are calculated based on continuously compounded risk-free rates for the appropriate term. The dividend yield is assumed to be zero as the Company has never paid or declared any cash dividends on our Common stock and does not intend to pay dividends on our Common stock in the foreseeable future. The expected forfeiture rate is estimated based on historical experience.

Determining the appropriate fair value model and calculating the fair value of equity-based payment awards requires the input of the subjective assumptions described above. The assumptions used in calculating the fair value of equity-based payment awards represent management's best estimates, which involve inherent uncertainties and the application of management's judgment. As a result, if factors change and the Company uses different assumptions, our equity-based compensation could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and recognize expense only for those shares expected to vest. If our actual forfeiture rate is materially different from our estimate, the equity-based compensation could be significantly different from what the Company has recorded in the current period.

The Company accounts for share-based payments granted to non-employees in accordance with ASC 505-40, "Equity Based Payments to Non-Employees."  The Company determines the fair value of the stock-based payment as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  If the fair value of the equity instruments issued is used, it is measured using the stock price and other measurement assumptions as of the earlier of either (1) the date at which a commitment for performance by the counterparty to earn the equity instruments is reached, or (2) the date at which the counterparty's performance is complete. The fair value of the equity instruments is re-measured each reporting period over the requisite service period.

Recent accounting pronouncements

In September 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") 2015-16, simplifying the Accounting for Measurement-Period Adjustments that eliminates the requirement to restate prior period financial statements for measurement period adjustments. The new guidance requires that the cumulative impact of a measurement period adjustment (including the impact on prior periods) be recognized in the reporting period in which the adjustment is identified. The new guidance does not change what constitutes a measurement period adjustment. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements. In August 2015, the FASB issued ASU 2015-15 Interest- Imputation of Interest, final guidance that requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the debt liability rather than as an asset. This publication has been updated to reflect an SEC staff member's comment in June 2015 that the staff will not object to an entity presenting the cost of securing a revolving line of credit as an asset, regardless of whether a balance is outstanding. The Company does not expect the adoption of this ASU to significantly impact the consolidated financial statements.

In May 2015, the FASB issued ASU 2015-07, Disclosures for Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This ASU removes, from the fair value hierarchy, investments which measure fair value using net asset value per share practical expedient. Instead, an entity is required to include those investments as a reconciling line item so that the total fair value amount of investments in the disclosure is consistent with the amount on the balance sheet. For public companies, this ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The amendment should be applied retrospectively to all periods presented. The Company is expected to make the required changes to the fair value hierarchy disclosure as of the effective date of this new guidance.

In April 2015, the FASB issued ASU 2015-05, Intangibles - Goodwill and Other - Internal-Use Software (Subtopic 350-40). This ASU provides guidance about whether a cloud computing arrangement includes a software license. If a cloud computing arrangement includes a software license, then the software license element of the arrangement should be accounted for consistent with the acquisition of other software licenses. If a cloud computing arrangement does not include a software license, the arrangement should be accounted for as a service contract. For public business entities, the amendments will be effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company is currently evaluating the impact of the adoption of ASU 2015-05 on our financial statements and disclosures.

BUSINESS

General

Leo Motors, Inc. (the "Company") is a Nevada Corporation incorporated on September 8, 2004. The Company established a wholly-owned operating subsidiary in Korea named Leo Motors Co. Ltd. ("Leozone") on July 1, 2006. Through Leozone, the Company is engaged in the research and development ("R&D") of multiple products, prototypes, and conceptualizations based on proprietary, patented and patent pending electric power generation, drive train and storage technologies. Leozone operates through four unincorporated divisions: new product research & development ("R&D"), post R&D development such as product testing, production, and sales.

The Company's products include (i) E-Box electric energy storage system for solar and wind power generation devices; and (ii) EV components that integrate electric batteries with electric motors such as EV Controllers that use a mini-computer to control torque drive.

The Company was previously actively engaged in the process of development and production of Electric Power Train Systems ("EPTS") encompassing electric scooters, electric sedans/SUVs/sports cars, and electric buses/trucks and boats as well as several models of Electric Vehicle ("EV"). Our EPTS can replace internal combustion engines ("ICEs"). The Company began sales of EPTS to auto makers and agricultural machinery manufacturers.

The Company has developed eight EPTS of increasing power rating: 3kW, 5kW, 7.5kW, 15kW, 30kW, 60kW, 120kW, and 240kW systems. Each EPTS consists of a motor, a controller, and a battery power pack with a battery management system ("BMS").

The Company has successfully converted existing models of small cars (using ICEs under 2,000cc), and also a 24 seat bus. The Company has begun marketing its 60kW EPTS (for compact passenger cars and small trucks) and its 120kW EPTS (for passenger cars, buses, and trucks using under 5,000cc ICE). These EPTS' will be produced on a custom order basis. The Company has developed a 240kW EPTS (buses and trucks using up to 10,000cc ICE) as well, and is attempting to locate a strategic partner to fund the testing and production. .
Major components of EPTS include electric motors, controllers, battery management systems and battery cells. The Company has not started mass manufacturing and does not have any major suppliers for raw materials. When the Company starts mass manufacturing, it is going to source the raw material from suppliers in order to produce the motors, controllers and battery power packs, including BMS.

The Company currently offers its products in Korea and China, but plans to market its products internationally. The Company hopes to offer and market EPTS for electric boats and yachts in the U.S. and European markets in the future once all developments and tests are completed successfully. The Company is also interested in developing client bases in the Philippines and the Democratic Republic of Congo. However, the Company has not received any revenue from these markets yet. The market development has significant risks in costs and time because all of the Company's products need the approval from each respective government. In Korea, the Company received government approval for EPTS for electric fishing boats. However, the Company is not able to get government approvals from all of the countries it is interested in expanding to because of a limitation of funds. Whenever any sales materialize in a country, the Company will start the process to get the necessary government approval for the products to be delivered. Thus, it takes around six months to receive revenues, even after definitive sales contracts are made.

The development and marketing of EPTS are dependent upon government regulations. Generally, EPTS is more expensive than ICE's. Thus the sales are dependent on a government subsidy provided when purchasing electric vehicles. For example, this year, the Chinese government has suspended its once-generous consumer subsidies for EV buses using Lithium Ion Batteries. Subsidies will continue for less-advanced lithium-iron-phosphate (LFP) batteries. Because of this, the Company has changed the battery cells for battery power packs into LFP, which cost a lot of money because the Company developed its EPTS with Lithium Ion Batteries. This is one example of the risks the Company is exposed to by provable changes of government regulations.

The Company does not pay any cost to comply with environmental laws because it is still a development stage company, and thus does not have factory. The Company plans to make a manufacturing plant in China, and will need to research the environmental laws in China. For currently developing products, the Company considers only its final assembly factory which outsources all components. The Company does not think any environmental laws will incur significant costs or effect the Company's business much, but the environmental laws must be carefully reviewed, and be included in the manufacturing plan when the Company starts a manufacturing plant.

The specific goals of the Company over the next twelve months include:

•	Focus on the capitalization of the developments made by the Company;
•	Focus on the sale of the E-Boats, E-Bus, and E-Box;
•	Business development in China by establishing a joint venture company in China; and
•	Continue with R&D of our EV's, electric boats, and related products as capital permits.

The E-Box can be used as an energy supplying device in an emergency situations or as an energy storage device for use by the military; municipal and industry; corporate; solar/wind power storage; electric coolers and heaters; yachts or small ships. The E-Box is offered in three power classes: 1kW, 3kW and 5kW. E-Boxes for 10kW and 50kW will be developed in the future. The E-Box is environmentally friendly with high energy density due to the use of lithium-polymer battery. The E-Box uses a multiple cell voltage balancing system via a battery management system ("BMS").

The Company is developing new battery exchange system using its patented cartridge battery exchange system which will solve the cost barriers of the electric vehicle to make them less expensive than their Internal Combustion Engine (ICE) counterparts and to help solve battery charging problems. With the battery exchange system, the Company's EV's can exchange battery within minutes using simple and low cost equipment. This technology can be best used in fleet managed vehicles such as city buses, taxis, and garbage trucks because it can be used any road sides.

Conventional city buses drive for an average of 18 hours daily. Normally, this length of time may cause concern for most drivers of an electric bus because of charging time, but the buses developed by the Company utilize the patented battery replacement system which relieves any charging time.

The Company plans to not include the batteries in the electric buses at the time of sale. Instead the buses will rent charged batteries from innovative battery swap stations which the Company plans to deploy. By swapping the battery from these stations instead of charging, the drivers continuously drive the bus without spending any time charging the vehicle.

The batteries at the Company's battery swap stations belong to the station operators, not the owner of the electric vehicle. This not only reduces the price of the vehicle significantly but also neglects any concerns about battery life span. This battery swap concept is not a new concept. 'Better Place' and 'Tesla' tried to integrate this system to private electric vehicle owners but the idea never came to fruition. The reality is that an owner of a costly car like Model S (Tesla) would not swap his expensive, new battery for something pre-owned. Batteries comprise the biggest portion of the price of electric vehicles and once a battery swap is made, the resale value of the car surges significantly.

Another problem of precedent battery swap methods is that the station itself is extremely expensive. Swapping a battery power pack weighing more than 1,400 lbs. is not an easy task and requires an extravagant facility. To overcome this dilemma, the Company developed the CB (Cartridge Battery) technology. CB splits the battery into smaller, lightweight cartridges that are optimized for accessible handling.

When CB works in harmony with the Company's newly innovated Battery Swapping Machines, it decreases the time required to fuel vehicles of equivalent size with gas. The battery swapping machines are carts which replace battery cartridges instead of expensive robot arms that crawl out of the ground to handle massive battery packs. Using this shopping cart sized device, 20 cartridges can be replaced within 5 minutes.

The Company's battery power packs are connected through a mobile network via the driver's smart phone. Once the driver gets into the car, his or her smart phone automatically syncs with Leo's Electric Vehicle Operation System (EVOS). Using an IoT (Internet of Things) platform, the driver can monitor remaining battery life, receive re-placement alert services (which is automatically sent when the battery is running low) and information on nearest swap station. The Company's platform also provides cloud based electric power management data and condition of electric powertrain monitoring services as well as EV fleet management services, roadside emergency battery charging or swap services, and self-certification services of chargers. If battery life is insufficient to reach a swap center, it transmits the emergency battery swap truck to swap the battery at roadside.

The Company expanded its businesses into luxury car repairing and trading services by acquiring three companies in 2015. The Company acquired 50% ownership of each of three companies: Leo Motors Factory I, Leo Motors Factory II, and Leo Trading. The Company provides luxury car repairing services through Leo Motors Factory I and Leo Motors Factory II which have "high end" maintenance equipment and facilities. Leo Trading is specializing in trading luxury cars. Another objective of these acquisitions is for the Company to establish Korea's first "Electric Vehicle Repair Shop" designed to maintain and repair hybrid cars as well as pure electric cars to fulfill the growing needs of the large auto makers and "green" consumers. The Company also intends to add major electric vehicle dealerships to the Leo Trade lineup.

In 2016, the Company acquired 50% ownership of Lelcon Co., Ltd. ("Lelcon"). Lelcon has proprietary connected car technology crucial in development of smart electric vehicles (EV's). This strategic acquisition allows the Company to accelerate development of its fleet EV management systems based on Internet of Things (IoT) and Artificial Intelligence (AI) platforms. Lelcon has developed a system branded as "AutoNsight" that is an On-Board diagnostic and controlling device that detects, reports, and controls the status of power system components including motors, controllers, transmission, ABS breaking system, battery power packs, information and communication systems including on-board navigation, entertainment system, and a comfort system. Based on IoT platform, AutoNsight is connected through mobile internet.  EV status can be remotely monitored and controlled in the control tower through computer based devices including note books, tablets and smart phones.  AutoNsight is available for both EV and internal combustion engine vehicles, and is compatible with Google Auto and Apple Car Play.

Lelcon's AutoNsight is expected to reduce the Company's time to market the Company's connected electric buses and electric delivery trucks.  The Company will also enjoy significant savings in development costs.  For the Company's battery swapping system for fleet EV's, the Company has continued to invest in developing a mobile network based connected car system.  Lelcon's technology provides such mobile network based system without further investment.

Our principal executive offices are located at 3F Bokwang Bldg., Seowunro 6 Gil 14, Seocho Gu, Seoul, Korea, 137-863 and our telephone number is +82 70-4699-3583. Our web site address is www.leomotors.com. Information contained in or accessible through our website does not constitute part of this Annual Report on Form 10-K.

Corporate History

Leo Motors, Inc. (the "Company") was originally incorporated as Classic Auto Accessories of North America, a California Corporation on July 2, 1986. The Company then underwent several name changes from FCR Automotive Group, Inc. to Shini Precision Machinery, Inc. to Simco America Inc. and then to Leo Motors. The Company had been dormant since 1989, and effectuated a reverse merger on November 12, 2007 with Leozone Inc., a South Korean Company, which is the maker of electrical transportation devices. The merger essentially exchanges shares in Leo Motors, Inc. for shares in Leozone. As this is a reverse merger the accounting treatment of such is that of a combination of the two entities with the activity of Leozone, Inc. the surviving entity, going forward. The financial statements reflect the activity for all periods presented as if the merger had occurred January 1, 2007. Leozone has continued to operate as a separate subsidiary (Leo Motors Co. Ltd. of Korea) since that time.

On February 11, 2010, the Company acquired 50% of Leo B&T Corp., ("B&T") a Korean Corporation, from two shareholders of B&T in exchange for 7,000,000 shares of the Company's common stock. This percentage was reduced to 30% in 2011. Additionally, this investment was written down through an impairment expense during 2011 and the remaining investment was exchanged in 2012 for a return of Leo Motors stock.

On November 10, 2012, the Company signed an agreement with PDI C&D/RDC SPRL Inc. ("PDI"), an affiliate of PDI Global LLC, a major architectural design company in the U.S., to supply an independent solar power system grafted with the Company's E-Box power storage device for a housing project in the Democratic Republic of the Congo ("DRC"). This project has incurred an impairment charge as further detailed in our financial statements and the notes thereto. Due to unavoidable political/regional instability in the DRC, the contract with PDI was unable to be fulfilled and as of May 2015, the contract was terminated.

On July 1, 2014, the Company acquired all of the outstanding common stock of LGM Co. Ltd., an electric boat company incorporated in the Republic of Korea ("LGM"), from LGM's shareholders, which represents 813,747 shares of LGM common stock, in exchange for 47,352,450 shares of the Company's common stock pursuant to the Share Swap Agreement entered into by and between LGM and the Company. Pursuant to the Agreement, LGM became a wholly-owned subsidiary of the Company.

On March 31 of 2015, the Company acquired 50% of the outstanding common stock of Leo Motors Factory 1, Leo Motors Factory 2, and Leo Trading. These three companies became subsidiaries of the Company.

On July 31, 2015, the Company entered into a joint venture company agreement (the "JV Agreement") with Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd., a company established and existing under the laws of the People's Republic of China, to establish a joint venture, Liaoning Senyuan Leo New Energy Electric Vehicle Co., Ltd. in China, to develop, manufacture and sell new energy electric vehicles. The joint venture company has not been incorporated yet because the Company's funding for the joint venture company is delayed. Pursuant to the JV Agreement, Senyuan Leo will have a registered capital of RMB 411,600,000 (approximately $66.3 million), with Fushun Jinyuan owning 51% and the Company owning 49%. The total capital contribution shall be completed no later than 90 days from the date Senyuan Leo is incorporated, which deadline may be further extended to 108 days from the date of incorporation. The Company will invest in Senyuan Leo through a cash contribution of RMB 201,684,000 (approximately $32.5 million) and Fushun Jinyuan will invest in Senyuan Leo through a cash contribution of RMB 200,000,000 (approximately $32.2 million).

On June 3, 2016, the Company acquired 50% ownership of Lelcon Co., Ltd. ("Lelcon"). The Company will issue 1,414,828 shares of its common stock at $0.30 per share in exchange for 50% equity in Lelcon.

Product Candidates

The Company's products include (i) E-Box electric energy storage system for solar and wind power generation devices; (ii) EV components that integrate electric battery power packages with electric motors with EV Controllers that use a mini-computer to control torque drive, (iii) E-Boat power trains including motor, controller, and cartridge battery power packs.

The Company has developed eight EPTS of increasing power rating: 3kW, 5kW, 7.5kW, 15kW, 30kW, 60kW, 120kW, and 240kW systems.  Each EPTS consists of a motor, a controller, and a battery power pack with a battery management system ("BMS").

The Company has successfully converted existing models of small cars (using ICEs under 2,000cc), and also a 24 seat bus. The Company has begun marketing its 60kW EPTS (for compact passenger cars and small trucks) and its 120kW EPTS (for passenger cars, buses, and trucks using under 5,000cc ICE). These EPTS will be produced on a custom order basis. The Company has developed a 240kW EPTS (buses and trucks using up to 10,000cc ICE) as well, and is attempting to locate a strategic partner to fund the testing and production.

Business Strategy

The specific goals of the Company over the next twelve months include:

•	Focus on the capitalization of the developments made by the Company;
•	Focus on the sale of the E-Boats, E-Buses, and E-Box;
•	Business development in China by establishing a joint venture company in China; and
•	Continue with R&D of our EV's, electric boats, and related products as capital permits.

There can be no assurance that the Company will adhere to any of the above goals.

The E-Box can be used as an energy supplying device in an emergency situations or as an energy storage device for use by the military; municipal and industry; corporate; solar/wind power storage; electric coolers and heaters; yachts or small boats. The E-Box is offered in three power classes: 1kw, 3kw and 5kw.  E-Boxes for 10kw and 550kw will be developed in the future.  The E-Box is environmentally friendly with high energy density due to the use of lithium-ion battery.  The E-Box uses a multiple cell voltage balancing system via a battery management system ("BMS").

 Marketing

We have directed our marketing efforts of e-Box energy solutions to companies involved in the sustainable housing segment that requires efficient electric storage solutions based on wind and solar power.

The Company has marketed its 60kW EPTS (for compact passenger cars and small trucks) and its 120kW EPTS (for passenger cars, buses, and trucks using under 5,000cc ICE).

The primary market for the Company's EPTS and electric vehicles is China. The Company tries to supply electric city buses using battery swap system in China. To manufacture electric bus in China, the Company will find a supplier who will provide the body and chassis of the bus.

The primary market of the Company's electric fishing boat is Korea. The Korean government promotes the use of electric fishing boats for coastal environmental protection.

The Company has marketed electric fishing boats with 120 kW power trains. The 120W power train boat was registered to the National Federation of Fisheries Cooperatives as the first marketable electric boat product in Korea. With the registration, our customers of e-Fishing Boats can receive government subsidy when they purchase the 120kW power train boat from us. On May 4, 2016, the Company sold its first fishing boat to the Korean government. The Korean government is renting Company's electric fishing boats to the fishermen who are interested in electrifying their fishing boats.

While the Company currently offers its products in Korea and China, it has plans to market its products internationally. The Company hopes to offer and market EPTS for electric boats and yachts in the U.S. and European markets in the future once all developments and tests are completed successfully. The Company is also interested in developing client bases in the Philippines and the Democratic Republic of Congo.  However, the Company has not received any revenue from these markets yet. The market development has significant risks in costs and time because all of the Company's products need the approval from each respective government.

Competition

We expect to compete with several companies including GS Yuasa, BYD, Eliiy Power, etc, and our competitors may:

•	develop and market products that are less expensive or more effective than our future products;
•	commercialize competing products before we, or our partners, can launch any products developed from our product candidates;
•	operate larger research and development programs or have substantially greater financial resources than we do;
•	have greater success in recruiting skilled technical and scientific workers from the limited pool of available talent;
•	more effectively negotiate third-party licenses and strategic relationships; and
•	take advantage of acquisition or other opportunities more readily than we can.

Intellectual Property

Registration date	Registration number	Name	Duration	Country
2015.08.31	1550568	Motor control system of boat	2015.05.11~2035.05.11	Rep. of Korea
2015.04.27	1517017	Battery cooling system and boat using it	2013.05.13~2033.05.13	Rep. of Korea
2015.02.11	1494524	Battery connection system	2013.05.13~2033.05.13	Rep. of Korea
2014.11.11	1462575	Refrigerating apparatus for refrigerating vehicle	2013.02.18~2033.02.18	Rep. of Korea
2014.11.11	1462576	Refrigerating apparatus for refrigerating vehicle	2013.02.18~2033.02.18	Rep. of Korea
2013.01.25	1228434	Zinc-air fuel cell assembly for ocean	2010.12.31~2030.12.31	Rep. of Korea
2013.01.25	1228435	Zinc-air fuel cell assembly for ocean	2010.12.31~2030.12.31	Rep. of Korea
2012.4.17	1140345	Electric vehicle power development apparatus	2009.04.06~2029.04.06	Rep. of Korea
2012.11.26	1206784	Zinc-air fuel cell system, and control method for the same	2010.10.28~2030.10.28	Rep. of Korea
2012.10.05	1187829	Zinc-air fuel cell assembly having zinc oxide secession means	2010.06.08~2030.06.08	Rep. of Korea
2012.10.05	1187866	Zinc-air fuel cell reaction cell structure	2010.09.14~2030.09.14	Rep. of Korea
2012.10.05	1187870	Zinc-air fuel cell reaction cell unit enabling simultaneous supply and emission of zinc-ball	2010.09.14~2030.09.14	Rep. of Korea
2012.09.26	662002	Scooter	2010.06.29~2027.09.26	Rep. of Korea
2012.09.26	662003	Scooter	2010.06.29~2027.09.26	Rep. of Korea
2012.09.26	662004	Scooter	2010.06.29~2027.09.26	Rep. of Korea
2012.09.13	1184335	Motor	2009.03.31~2029.03.31	Rep. of Korea
2012.09.06	1182336	Cell voltage balancing control method of battery management system	2009.09.14~2029.09.14	Rep. of Korea
2012.07.25	1170001	Motor	2010.03.19~2030.03.19	Rep. of Korea
2012.07.25	1170002	Battery stack assembly	2008.12.08~2028.12.08	Rep. of Korea
2012.07.19	1168597	Zinc-ball supplying apparatus	2010.05.11~2030.05.11	Rep. of Korea
2012.07.19	1168598	Zinc-air fuel cell assembly of radial shape stack structure	2010.06.08~2030.06.08	Rep. of Korea
2012.07.02	1163537	Electric vehicle fuel cell duality system	2010.03.19~2030.03.19	Rep. of Korea
2012.06.27	1161613	Electric automobile driving mode control method	2009.03.31~2029.03.31	Rep. of Korea
2012.06.07	1155993	Electric vehicle battery housing	2010.04.16~2030.04.16	Rep. of Korea
2012.05.29	1152790	Zinc-ball supplying apparatus	2010.05.11~2030.05.11	Rep. of Korea
2012.05.29	1152793	Zinc-ball supplying apparatus	2010.06.08~2030.06.08	Rep. of Korea
2012.05.24	1151779	Electric vehicle motor cooling apparatus	2010.11.17~2029.11.17	Rep. of Korea
2012.05.24	1151783	Zinc-ball supplying apparatus	2010.05.11~2030.05.11	Rep. of Korea
2012.05.16	1148980	Electric vehicle battery charging apparatus	2009.05.22~2029.05.22	Rep. of Korea
2012.04.30	1143406	Electric truck battery mounting structure	2010.07.15~2030.07.15	Rep. of Korea
2011.04.05	1028773	Electric vehicle powertrain gear apparatus	2009.07.08~2029.07.08	Rep. of Korea
2011.04.05	1028758	Electric automobile driving mode automatic control method	2009.02.19~2029.02.19	Rep. of Korea
2011.04.05	1028755	Electric vehicle motor cooling apparatus	2009.11.17~2029.11.17	Rep. of Korea
2011.04.05	1028756	Power input control circuit for battery management system	2009.09.10~2029.09.10	Rep. of Korea
2011.03.18	1024663	Zinc-Air fuel cell stack assembly	2009.03.31~2029.03.31	Rep. of Korea
2011.02.09	1015138	Battery stack assembly	2008.12.08~2028.12.08	Rep. of Korea
2011.01.17	1010235	Zinc-air fuel cell assembly	2008.12.08~2028.12.08	Rep. of Korea
2011.01.17	1010236	Zinc-air fuel cell assembly	2010.10.13~2030.03.19	Rep. of Korea
2011.01.05	1007554	Zinc-Air fuel cell stack assembly	2008.12.08~2028.12.08	Rep. of Korea
2011.01.05	1007593	Car velocity control method to electric vehicle battery charging state	2009.09.14~2029.09.14	Rep. of Korea
2010.12.22	1004621	Motor magnetic position fixing apparatus	2009.07.22~2029.07.22	Rep. of Korea
2010.12.15	1002963	Zinc-air fuel cell assembly	2010.03.19~2030.03.19	Rep. of Korea
2010.12.15	1002965	Zinc-ball supplying apparatus	2010.05.11~2030.05.11	Rep. of Korea
2010.12.10	1001982	Battery stack assembly	2010.09.17~2028.12.08	Rep. of Korea
2010.11.09	994438	Zinc-air fuel cell electrolyte emission system	2010.03.19~2030.03.19	Rep. of Korea
2010.09.29	985521	Battery stack assembly	2009.03.31~2029.03.31	Rep. of Korea
2010.08.11	977018	Zinc-air fuel cell reaction cell structure	2010.03.19~2030.03.19	Rep. of Korea
2010.08.11	976504	Zinc-air fuel cell assembly	2010.04.16~2030.04.16	Rep. of Korea
2010.07.30	831435	Hilless	2009.04.28~2020.07.30	Rep. of Korea
2008.05.06	490413	Vehicle	2007.06.29~2023.05.06	Rep. of Korea
2007.07.24	0744057	Embedded system and a graphic user interface displaying method thereof	2006.04.04~2026.01.04	Rep. of Korea
2007.05.30	0725405	Wireless receiving device without pll frequency synthesizer and wireless receiving method using the same	2005.10.20~2025.10.20	Rep. of Korea
2007.02.07	682489	A Multi Motor Device for Electric Vehicle	2005.05.19~2025.05.19	Rep. of Korea
2006.07.05	0599667	Separator for fuel cell using the metal coated with tin, method to prepare there it, and polymer electrolyte membrane fuel cell comprising the same	2004.03.23~2024,03,23	Rep. of Korea

Employees

We currently have 45 employees to manage our ongoing operation, though it is expected that selective hires will be made.

Legal Proceedings

We are not currently a party to any legal proceedings that, individually or in the aggregate, are deemed to be material to our financial condition or results of operations.

MANAGEMENT

NAME OF DIRECTOR OR OFFICER	AGE	POSITION

Shi Chul Kang	55	Co-Chief Executive Officer and Director
Jun Heng Park	45	Co-Chief Executive Officer and Director
Jeong Youl Choi	46	Chief Financial Officer and Director
Jun Hee Won	36	Director
Seok Hoe	47	Director

Directors are elected based on experience, qualifications and in accordance with the Company's by-laws to serve until the next annual stockholders meeting and until their successors are elected in their stead.  Officers are appointed by the Board and hold office until their successors are chosen and qualified, until their death or until they resign or have been removed from office. All corporate officers serve at the discretion of the Board. There are no family relationships between any director or executive officer and any other director or executive officer of the Company.

Shi Chul (Robert) Kang – Co-Chief Executive Officer (Principal Executive Officer) and Director

Dr. Kang holds a Ph. D. degree in marketing and has worked in international advertising and corporate marketing areas for more than 30 years. He began his career at Oricom, the largest advertising agency in Korea and a McCann Ericson affiliate. He founded Ad Express and On&Off and managed the firms for 11 years. He served as president of Pico North Asian, a multinational global event marketing company in Hong Kong. Dr. Kang previously served as the Company's CEO and interim CFO from 2008 to 2011. Currently, he is working as the chairman of Talent Donation Consultant Association and Head Professor of Business Consultant Starter School of the City Government of Seoul. Dr. Kang will focus on business development and financing of Leo Motors.  Dr. Kang received his BS in literature from Korea University, his MA in advertising from University of Oregon, and his Ph. D. in marketing from Dongguk University in Korea. We believe Mr. Kang is qualified to serve on our Board of Directors because of his extensive corporate, advertising, and managerial experience.

Jun Heng Park – Co-Chief Executive Officer and Director

Mr. Park has been a director of the Company since October 15, 2012 and has led the Company with regards to its business planning and strategy since his appointment.  Mr. Park has managed several businesses, including Chief Executive Officer of the World Cyber Games in 2002.  Mr. Park was Chief Executive Officer of IAG KOREA Co. Ltd, Major Insurance Company in 2006.  Mr. Park was Chief Executive Officer of Unitech Co. Ltd., a computer assembly company in Korea from 2009 to 2010.  Mr. Park received his bachelor's degree at Centennial College, Toronto, Canada and has a business degree from George Brown College, Toronto, Canada. We believe Mr. Park is qualified to serve on our Board of Directors because of his extensive managerial experience.

Jeong Youl Choi – Chief Financial Officer and Director

Mr. Choi joined the Company in January of 2012.   Mr. Choi was Chief Executive Officer of Neo solar, a solar power company, from 2006 to 2007. Mr. Choi was Chief Executive Officer of Good EMG, total entertainment company, from 2007 to 2008.   Mr. Choi helped lead the A1 Grand prix Korea, World Motor Racing Challenge for National team, 2007 while at Good EMG. We believe Mr. Choi is qualified to serve on our Board of Directors because of his extensive managerial experience.

Jun Hee Won – Director

Mr. Jun Hee Won has worked in Leo Motors as a Research Engineer since its inception in 2012. He holds a bachelor's degree in Aerospace and Electronic Engineering from Sejong University as well as a master's degree in Converging Technology from Hansung University. We believe that Mr. Jun is qualified to serve as a director because of his engineering and technical background.

Seok Hoe – Director

Mr. Seok Hoe has worked as a programmer at Samsung since 2011. Mr. Seok also worked at Naver, Korea's largest portal site, as a content developer. Prior to Samsung, Mr. Seok served as Chief Technology Officer in various start up's including OneQ.com, C-Able, K-League, Summer Lane Communication, and Temple Littcher Entertainment. At Leo Motors, Mr. Seok is responsible for the development of fleet management solutions for electric public buses and delivery trucks. He holds a bachelor's degree in Computer Science from Korea Advanced Institute of Science, and master's degree in the Computer Science from Yonsei University. We believe that Mr. Jun is qualified to serve as a director because of his programming and executive background.

Arrangements relative to appointment as Director

None.

Involvement in certain legal proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to any director, director nominee or executive officer:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities;

(4)
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

(5)
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	any federal or state securities or commodities law or regulation;

(ii)
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member (covering stock, commodities or derivatives exchanges, or other SROs).

Corporate code of ethics

We have not adopted a code of ethics to date. We are in the process of evaluating the standards of conduct necessary for the deterrence of malfeasance and the promotion of ethical conduct and accountability, and will determine whether a code of ethics is necessary based on our evaluation.

Audit Committee and Audit Committee financial expert

The Company's board of directors does not have a standing Audit Committee.  Additionally, we do not have a financial expert serving on our board of directors.

EXECUTIVE COMPENSATION

All amounts in this Executive Compensation section are in thousands, except for share and per share data.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation paid to our Chief Executive Officer and the other executive officers who earned more than $100,000 per year at the end of the last two completed fiscal years. We refer to all of these officers collectively as our named executive officers (our "Named Executive Officers" or "NEOs").

Officer	Year	Salary	Awards	Awards	Comp	Total
Jun Heng Park (1)	2015	$400,000	$ Nil	$ Nil		$400,000
	2014	$400,000	$ Nil	$ Nil		$400,000

Shi Chul Kang (2)	2015	$400,000	$ Nil	$ Nil		$400,000
	2014	$400,000	$ Nil	$ Nil		$400,000

Jeong Yoel Choi (3)	2015	$300,000	$ Nil	$ Nil		$300,000
	2014	$300,000	$ Nil	$ Nil		$300,000

(1) Jun Heng Park was appointed the Company's Co-CEO and President on October 15, 2012.

(2) Shi Chul Kang was appointed Co-CEO and Chairman on November 4, 2013.

(3) Jeong Youl Choi was appointed the Company's CFO on July 17, 2014.

Employment agreements

On January 1, 2014, Co-CEO Jun Heng Park agreed to enter into a one year employment agreement with the Company. The agreed annual compensation is $400,000 for services.

On November 4, 2013, Co-CEO Shi Chul Kang agreed to enter into a one year employment agreement with the Company. The agreed annual compensation is $400,000 for services.

On January 1, 2014, CFO Jong Youl Choi agreed to enter into a one year employment agreement with the Company. The agreed annual compensation is $300,000 for services.

These agreements have been renewed, most recently as of December 1, 2015.

The material terms of each of the employment agreements are as follows:

Salary: Salary is decided by discussion between the Company and an employee before signing the agreement. When the employee signs the "Letter of Appointment," salary is mutually confirmed.

Working Hours: Employees are required, from time to time, to work beyond working hours, including Saturdays, Sundays and Public Holidays. Employees are required to work at such times and for such periods as the efficient and conscientious discharge of your duties requires.

Mandatory Provident Fund: The Company and employees will contribute towards a Mandatory Provident Fund in accordance with the provisions of the Mandatory Provident Fund and the Company Policy, if applicable.

Overseas Work: Employees may be required to work overseas from time to time. The Company arranges travel, accommodation and expenses in accordance with the Company Policy.

Medical Insurance: As per the standard local medical & insurance benefit of the Company.

Training: Employees will be selected for training courses or on-the-job-training from time to time. According to the Company Policy, the full amount of training subsidy will be reimbursed to the Company through the deduction of the employee's salary if he/she tenders resignation within certain period of time depending on the subsidy amount.

Devotion to duties: Employees shall devote the whole of his/her time attention and abilities during normal business hours and at such other times as the Company or your duties may reasonably require to the business and affairs of the Company unless prevented by ill health from so doing and shall not during the term of this Agreement either on his/her own account or as the employer of other or otherwise be engaged or connected in any business or engagement other than that of the Company or any of its affiliated companies except with the prior written consent of the Company.

Conflict of Interest: Employees shall inform the Company of any intention to pursue a secondary interest or engagement, whether related or unrelated to the Company's business, and obtains prior written consent before engaging in any such interest or engagement.

Post Termination Obligations:

1. Employees shall not during the period of twelve months after termination of his/her employment (howsoever occasioned) solicit or endeavor to entice away from, or discourage from being employed by, the Company any employee who to your knowledge was an employee thereof at the date of such termination or whom to your knowledge he/she has at that date agreed to be engaged as an employee of the Company.

2. Employees shall not for a period of twelve months after termination of his/her employment (without the previous consent in writing on your own account or for any other person, firm or company) solicit or endeavor to entice away from the Company any person, firm or company (I) who or which in the preceding 3 years shall have been a customer of or in the habit of dealing with the Company and (II) with whom or which he/she had contact during the employment.

3. Employees shall not for a period of twelve months after termination of your employment (without the previous consent in writing of the Company) directly or indirectly do any business with or have any dealings with any person, firm or company who was a client, customer or supplier (agent or distributor) of the Company during the period of the employment and with whom he/she had contact during the employment provided that nothing contained in this sub-clause shall prohibit his/her activities which are not in direct or indirect competition with any business carried on by the Company at the date of the termination of this Agreement.

4. Employees shall not for a period of twelve months after termination of his/her employment (howsoever occasioned) (without the previous consent in writing of the Company) be engaged or interested (whether as principal, servant, agent, consultant or otherwise) in any trade or business which is similar to or competing with any trade or business being carried on at the end of the employment by the Company or any other Group Company with which you shall have been directly or indirectly connected during the employment.

Securities authorized for issuance under equity compensation plans

No option grants were issued during the year ended December 31, 2015. The table below provides information on our equity compensation plans as of December 31, 2015:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category:	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	$-	$Nil
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	Nil

Director compensation

The following table sets forth the compensation of persons who served as a member of our Board of Directors during all or part of 2015.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Jun Heng Park							Nil
Jeong Youl Choi							Nil
Shi Chul Kang							Nil

Independent director compensation

The Company does not have any independent directors on its Board, as that term is defined by the NASDAQ Capital Market.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120 or one percent (1%) of the average of the Company's total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company's common stock, or an immediate family member of any of those persons.

On June 25, 2012, the Company, through its subsidiary, Leomotors Korea, Inc., entered into a stock purchase agreement (the "Agreement") with Shi Chul Kang, the Company's current co-chief executive officer. At the time of the Agreement, Mr. Kang was not a related party of the Company.  He joined the Company as co-chief executive officer on November 1, 2013. However, the Company had failed to pay the full allotment due under the Agreement and is therefore indebted to its now current officer for advances. Repayment is on demand without interest. The balance was $140,396 at December 31, 2015 and $150,637 at December 31, 2014.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership and voting power of the Common stock as of June 6, 2016, of:

·	Each person serving as a director, a nominee for director, or executive officer of the Company;

·	All executive officers and directors of the Company as a group; and

·	All persons who, to our knowledge, beneficially own more than five percent of our common stock.
"Beneficial ownership" here means direct or indirect voting or investment power over outstanding stock and stock which a person has the right to acquire now or within 60 days after June 6, 2016. See the accompanying footnotes to the tables below for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and investment power over all shares listed

The following table shows the beneficial ownership of our common stock as of December 31, 2015.  The table shows the amount of shares owned by:

(1)     each  person known to us who owns beneficially more than five percent of the  outstanding shares of any class of the Company's stock, based on the number of  shares  outstanding  as  of  December 31,  2015;

(2)     Each of the Company's Directors and Executive Officers; and

(3)     all  of  its  Directors  and  Executive  Officers  as  a  group.

PERSON OR GROUP	AMOUNT OF SHARES BENEFICIALLY OWNED	PERCENT OF SHARES BENEFICIALLY OWNED (1,2)	CLASS

Jun Heng Park (2)
Co-CEO and President	7,600,000	4.64%	Common

Jun Hee Won (2)
Director	20,396,223	12.46%	Common

Shi Chul Kang (2)
Co-CEO and Chairman	2,185,000	1.33%	Common

Jeon Youl Choi (2)
CFO	3,600,000	2.20%	Common
Officers and Directors as a group (4 persons)	33,781,223	20.63%	Common

(1)  The  percentage  of  shares  owned  is  based  on 163,713,902 shares being outstanding  as  of  June 6, 2016.  If  the beneficially owned shares of any individual  or  group in the above table include any options, warrants, or other rights  to purchase shares in the Company's stock, such right to purchase share is disclosed  by  footnote  below and the percentage of shares owned includes  such  shares  as  if  the  right  to purchase had been duly exercised.

(2)  BENEFICIAL  OWNERSHIP  OF  SECURITIES:  Pursuant  to  Rule  13d-3 under the Securities Exchange  Act  of  1934,  involving  the determination of beneficial owners of securities, a beneficial owner of securities is a person who directly or indirectly,  through  any  contract, arrangement, understanding, relationship or otherwise  has,  or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of  the  security  within sixty days through means including the exercise of any option,  warrant  or  conversion  of  a  security.

SELLING STOCKHOLDERS

Up to 42,456,365 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and include the following:

• 38,986,355 shares of the Company's common stock issuable under an equity line of credit, pursuant to a securities purchase agreement by and between the Company and an accredited investor, dated May 17, 2016.

• 3,134,921 shares of the Company's common stock underlying a convertible debenture issued in to an accredited investor, dated May 18, 2016.

• 335,089 shares of the Company's common stock previously issued to various individuals and consultants.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 42,456,365 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus.  The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described above, in the footnotes to the table below or as a result of acquisition of other of our securities. None of the selling stockholders is a broker dealer or an affiliate of a broker dealer other than as described in the footnotes to the table below.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders' percentage of ownership of our outstanding shares in the table below is based upon 163,713,902 shares of common stock issued and outstanding as of June 6, 2016.

Name of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering(1)	Common Stock Covered by this Prospectus	Percentage of Common Stock Owned Prior to this Offering(1)(3)	Common Stock Owned Upon Completion of this Offering(1)(2)	Percentage of Common Stock Owned Upon Completion of this Offering(1)
BOU Trust(4)	-	38,986,355	18.9%	0	*

RDM Capital LLC(5)	-	3,314,921	1.52%	0	*

Darrin M. Ocasio(6)	335,089	335,089	0.16%	0	*

TOTAL	335,089	42,456,365	20.31%	0	*

* represents less than 1%.

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the "beneficial owner" of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person's economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all shares of common stock shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(3)
In determining the percent of common stock beneficially owned by a selling stockholder prior to the offering, (a) the numerator is the number of shares of common stock beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of June 6, 2016, and (b) the denominator is the sum of (i) the shares outstanding prior offering based upon 163,713,902 shares of common stock outstanding on June 6, 2016 and (ii) the number of shares of common stock which such selling stockholders has the right to acquire within 60 days of June 6, 2016 after the offering.

(4)	Alan Uryniak is the Trustee of the BOU Trust, and as such has voting and investment power over the securities owned by the Selling Shareholder
(5)	John Denobile is the Managing Member of RDW Capital LLC, and as such has voting and investment power over the securities owned by the Selling Shareholder.
(6)	Represents 335,089 shares of the Company's common stock issued in lieu of payment for various legal services.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 300,000,000 shares of common stock.

Common Stock

The holders of common stock are entitled to one vote per share.  Our certificate of incorporation does not provide for cumulative voting.  The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds.  Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all assets that are legally available for distribution.  The holders of our common stock have no preemptive, subscription, redemption or conversion rights.  Our common stock is listed and traded on the OTCQB exchange under the symbol "LEOM."

Debentures

The Company also entered into a securities purchase agreement with an accredited investor (the "Investor") for the issuance of a series of convertible debentures (each a "Debenture," collectively, the "Debentures"). The shares of common stock underlying the Debentures are part of this Prospectus.  Each Debenture has a maturity date which is one year after the date of issuance and has an interest rate of ten (10%) percent per annum. Each Debenture is convertible into shares of the Company's Common Stock at any time after the sooner to occur of 180 days from the original issue date or when the shares issuable upon conversion of the Debenture have been registered on a registration statement that has been declared effective by the Securities and Exchange Commission and until the Debenture is no longer outstanding. The Debentures are convertible at a conversion price equal to the lower of (i) $0.50 per share or (ii) 70% of the lowest VWAP for the previous 20 trading days prior to conversion. The Company is permitted to prepay the Debentures at any time upon ten (10) days written notice to the Investor.

Stock Option Plans and Restricted Shares

2010 Stock Option Plan

The Company's board of directors established the 2010 Stock Incentive Plan (the "2010 Plan") on February 1, 2010. The Plan is administered by the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award.

No option grants were issued pursuant to the 2010 Plan during the three months ended March 31, 2016 and 2015, or in the year ended December 31, 2015 and 2014.  As of June 6, 2016, there were no options to purchase shares issued and outstanding under the 2010 Plan.

2016 Equity Incentive Plan

The Company's board of directors established the 2016 Equity Incentive Plan (the "2016 Plan") on June 7, 2016. The Plan is administered by the board of directors, which determines the individuals to whom awards shall be granted as well as the type, terms and conditions of each award, the option price and the duration of each award. To date, no option grants or other equity incentives have been issued pursuant to the 2016 Plan.

Restricted Shares - Directors, Officers, Employees and Non-Employees

As of June 6, 2016, the Company has 67,015,533 restricted shares issued and outstanding. The restricted shares are valued using the closing market price on the date of grant, and the compensation expense is recognized over their vesting period. The unvested shares are subject to forfeiture if the applicable recipient is not a director, officer and/or employee of the Company at the time the restricted shares are to vest.

 Indemnification of Directors and Officers

Under the Nevada Revised Statutes, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct committed was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Leo Motors, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

Each selling stockholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the OTCQB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions; provided, however, that BOU Trust has agreed not to execute any short sales of the Company's common stock. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• an exchange distribution in accordance with the rules of the applicable exchange;

• privately negotiated transactions;

• settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

• broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

• through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. BOU Trust is deemed to be an underwriter with respect to the 38,986,355 shares that it is offering in this prospectus.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP of New York, New York, will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The consolidated balance sheets of Leo Motors, Inc. and subsidiaries as of December 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended were audited by Scrudato & Co., PA, an independent registered public accounting firm, as stated in their report which appears elsewhere herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov and on the "Shareholder Information," "SEC Filings" page of our website at www.leomotors.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. You may also read and copy any document we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

Scrudato & Co., PA
CERTIFIED PUBLIC ACCOUNTING FIRM

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
 Leo Motors, Inc.

We have audited the accompanying balance sheet of Leo Motors, Inc. as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Leo Motors, Inc. at December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6, the Company has incurred significant accumulated deficits, recurring operating losses and a negative working capital. This and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey
 March 28, 2016

LEO MOTORS, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Balance at
	12/31/2015	12/31/2014
	(Audited)	(Audited)
Assets
Current Assets
Cash and cash equivalents	$243,809	$217,178
Accounts receivable	1,565,114	542,210
Inventories	496,971	279,783
Prepayment to suppliers	279,229	306,969
Other current assets	32,107	49,705
Total Current Assets	2,617,230	1,395,845
Fixed assets, net	163,001	38,620
Deposit	346,659	51,601
Intangible assets	63,831	63,831
Goodwill	3,057,003	2,444,558
Total Assets	$6,247,724	$3,994,455
Liabilities and Equity(Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$4,082,198	$2,152,951
Short term borrowings	7,661	448,801
Advance from customers	795,431	40,951
Due to related parties	140,396	150,637
Taxes payable	99,584	159,478
Notes Payable current portion	49,397	526,257
Derivative liability	0	819,922
Total Current Liabilities	5,174,667	4,298,997
Accrued retirement benefits	92,948	2,150
Notes payable long term	273,646	145,316
Other long term liabilities	129,748	0
Total Liabilities	5,671,009	4,446,463
Commitments (Note 8)	-	-
Leo Motors, Inc.("LEOM") Equity(Deficit):
Common stock ($0.001 par value; 300,000,000 shares authorized); 158,948,604 and 138,624,206 shares issued and outstanding at December 31, 2015 and December 31, 2014	158,949	138,624
Additional paid-in capital	20,367,272	17,723,248
Accumulated other comprehensive income	1,251,120	511,229
Accumulated loss	(25,404,609)	(21,357,211)
Total Equity(Deficit) Leo Motors, Inc.	(3,627,268)	(2,984,110)
Non-controlling interest	4,203,983	2,532,102
Total Equity(Deficit)	576,715	(452,008)
Total Liabilities and Equity(Deficit)	$6,247,724	$3,994,455

"See accompanying notes to consolidated financial statements"

LEO MOTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Years Ended December 31,
	2015	2014
	(Audited)	(Audited)
Revenues	$4,299,187	$693,096

Cost of Revenues	3,275,587	379,066
Gross Profit	1,023,600	314,030

Operating Expenses	5,421,508	3,468,599
Income(loss) from Continuing Operations	(4,397,908)	(3,154,569)

Other Income (Expenses)
Interest expense	(319,054)	(1,325,975)
Non-Operating (expense) income	225,990	0
Total Other Income (Expenses)	(93,064)	(1,325,975)

Income(loss) from Continuing Operations Before Income Taxes	(4,490,972)	(4,480,544)

Income Tax Expense	0	0
Net Income(Loss)	$(4,490,972)	$(4,480,544)

Income(loss) attributable to non-controlling interest	$(443,574)	$(4,817)

Net Income(Loss) Attributable To Leo Motors, Inc.	(4,047,398)	(4,485,361)

Other Comprehensive Income:
Net Income(loss)	$(4,490,972)	$(4,480,544)
Unrealized foreign currency translation gain	739,891	(42,899)

Comprehensive Income(loss) Attributable to Leo Motors, Inc.	$(3,751,081)	$(4,523,443)
Net Loss per Common Share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)
Weighted Average Common Shares Outstanding:
Basic	$155,866,313	$97,393,209
Diluted	$155,866,313	$98,056,098

"See accompanying notes to consolidated financial statements"

LEO MOTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS EXPRESSED IN US DOLLAR)
FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014 (AUDITED)

	Common Stock		Additional		Accumulated Other	Non-	Total
	Number of		Paid-in	Accumulated	Comprehensive	Controlling	Stockholders'
	Stocks	Amount	Capital	Loss	Income	Interest	Equity

Balance, December 31, 2013	67,833,662	67,834	13,290,081	(16,871,850)	468,330	2,527,285	(518,320)

Stock-based compensation	16,610,000	16,610	1,395,854	-	-	-	1,412,464

Stock Issued in payment of debt	5,965,990	5,965	278,678	-	-	-	284,643

Stock Issued for investment	45,977,264	45,978	2,758,635	-	-	-	2,804,613

Minority interest contributions	2,237,290	2,237	-	-	-	0	2,237

Net loss for the year 2014	-	-	-	(4,485,361)	-	4,817	(4,480,544)

Foreign currency translation adjustment	-	-	-	-	42,899		42,899

Balance, December 31, 2014	138,624,206	$138,624	$17,723,248	$(21,357,211)	$511,229	$2,532,102	$(452,008)

Stock-based compensation	20,324,398	20,325	1,795,065	-	-	-	1,815,390

Retirement of derivatives	-	-	819,922	-	-	-	819,922

Warrants issued for investment	-	-	29,037	-	-	-	29,037

Minority interest contributions	-	-	-	-	-	2,115,455	2,115,455

Net loss for the year 2014	-	-	-	(4,047,398)	-	(443,574)	(4,490,972)

Foreign currency translation adjustment	-	-	-	-	739,891		739,891

Balance, December 31, 2015	158,948,604	$158,949	$20,367,272	$(25,404,609)	$1,251,120	$4,203,983	$576,715

"See accompanying notes to consolidated financial statements"

LEO MOTORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)
	For the Years Ended December 31,
	2015	2014
	(Audited)	(Audited)
Cash flows from Operating Activities:
Net loss	$(4,490,972)	$(4,480,544)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	207,837	19,470
Loss on conversion of debt	0	24,376
Amortization debt discount	275,176	340,568
Foreign currency translation	739,891	42,899
Stock-based compensation	903,704	284,643
Gain on derivative liabilites	0	(5,607)
Impairment of investment	0	762,000
Changes in assets and liabilities:
Accounts Receivable	(1,022,904)	(542,210)
Inventories	(217,188)	(279,783)
Prepayment to suppliers	27,740	(108,996)
Other assets	17,598	(19,522)
Accounts payable, other payables and accrued expenses	1,929,247	1,033,656
Accrued retirement benefits	90,798	(59,886)
Advances from customers	883,658	(394,488)
Taxes payable	(59,894)	12,628
Net cash used in operating activities:	(715,309)	(3,370,796)
Cash flows from investing activities:
Investment in equipment	(332,218)	(16,846)
Payments on deposits	(295,058)	0
Net cash provided(used) in investing activities:	(627,276)	(16,846)
Cash flows from financing activities:
Proceeds from notes payable	427,208	801,433
Payments on related party debt net	(10,241)	0
Payments on notes payable	(441,140)	0
Proceeds from issuance of stock & warrants	1,393,389	2,801,613
Net cash provided(used) by financing activities:	1,369,216	3,603,046
Net Increase in cash and cash equivalents:	26,631	215,404

Cash and cash equivalents - beginning of year	217,178	1,774

Cash and cash equivalents - end of year	$243,809	$217,178
Supplemental disclosure of cash flow activities:
Interest	$43,878	$0
Income taxes	$0	$4,817
Supplemental disclosures of non cash activities:
Conversion of derivative liability	$819,922	$569,584
Goodwill on acquisition	$612,445	$0
Conversion of debt for common stock	$1,901,433	$98,496
Common stock issued for services	$903,704	$284,643

"See accompanying notes to consolidated financial statements"

NOTE 1 - COMPANY BACKGROUND

Leo Motors, Inc. (the "Company," or "we") is currently in development, assembly and sales of the energy storage devices and electric vehicle components.

The Company was originally incorporated in California as N. Org., Inc. on December 12, 1983. The Company then underwent several name changes from Natural Organics Corporation to Classic Auto Accessories of North America and then to FCR Automotive Group, Inc. On September 20, 2004, the Company reincorporated in Delaware by merging into FCR Group, Inc., a Delaware Automotive corporation, which was organized on September 8, 2004. On July26, 2005, the Company acquired Shinil Precision Co., Ltd., a Korean Company, as its operating business and on July 18, 2005, changed its name to Shinil Precision Machinery, Inc. to reflect its anticipated new business. Upon failure of certain terms and conditions of the acquisition agreement, the Company returned the shares of Shinil and recovered and cancelled the Company's shares issued in the acquisition. In 2012, the Company changed its domicile to Nevada.

The Company had been dormant since 1989, and consummated a reverse merger on November 12, 2007 with Leozone Inc., a South Korean company, which is the maker of electrical transportation devices. The merger essentially exchanges shares in Leo Motors, Inc. for shares in Leozone. As this is a reverse merger the accounting treatment of such is that of a combination of the two entities with the activity of Leozone, Inc. the surviving entity, going forward. The financial statements reflect the activity for all periods presented as if the merger had occurred January 1, 2007. Leozone has continued to operate as a separate subsidiary Leo Motors Co. Ltd. of Korea since that time.

On February 11, 2010, the Company acquired 50% of Leo B&T Corp., a South Korean corporation ("B&T"), from two shareholders of B&T in exchange for 7,000,000 shares of the Company's common stock. Our ownership in B&T was reduced to 30% in 2011. Additionally, this investment was written down as impairment expense during 2011 and the remaining investment was exchanged in 2012 for a return of Leo Motors stock.

On November 10, 2012, the Company signed an agreement with PDI C&D/RDC SPRL Inc. ("PDI"), an affiliate of PDI Global LLC, a major architectural design company in the U.S., to supply an independent solar power system grafted with the Company's E-Box power storage device for a housing project in the Democratic Republic of the Congo ("DRC"). The Company had a 10% interest in the overall project. This project has incurred an impairment charge as further detailed in our financial statements and the notes thereto. Due to unavoidable political/regional instability in the DRC, the contract with PDI was unable to be fulfilled and as of May 2015, the contract was terminated.

On July 1, 2014, the Company acquired all of the outstanding common stock of LGM Co. Ltd., a corporation incorporated in the Republic of Korea ("LGM"), from LGM's shareholders, which represented 813,747 shares of LGM common stock, in exchange for 47,352,450 shares of the Company's common stock pursuant to the Share Swap Agreement entered into by and between LGM and the Company. Upon closing of the Share Swap Agreement, LGM became a wholly-owned subsidiary of the Company.

On March 31, 2015, the Company acquired 50% interest in each of Leo Motors Factory, Inc. ("Leo Factory 1") and Leo Motors Factory 2, Inc. ("Leo Factory 2") which are auto repair shops that specialize in repairing hand-made luxury cars such as Ferrari, Lamborghini, Bentley, Porsche, and Rolls Royce. The Company also acquired 50% interest in Leo Trading Inc. (formerly Erum Motors, Inc.) ("Leo Trade") specializing in the trading of luxury cars. These acquired entities will be presented on a consolidated basis as the parent company has significant control of the business through the Board of Directors which can decide decisions split on strictly on common share ownership percentages.

On July 31, 2015, the Company entered into a joint venture company agreement (the "JV Agreement") with Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd., a company established and existing under the laws of the People's Republic of China, to establish a joint venture, Liaoning Senyuan Leo New Energy Electric Vehicle Co., Ltd. in China, to develop, manufacture and sell new energy electric vehicles. The joint venture company has not been incorporated yet because the Company's funding for the joint venture company is delayed. Pursuant to the JV Agreement, Senyuan Leo will have a registered capital of RMB 411,600,000 (approximately $66.3 million), with Fushun Jinyuan owning 51% and the Company owning 49%. The total capital contribution shall be completed no later than 90 days from the date Senyuan Leo is incorporated, which deadline may be further extended to 108 days from the date of incorporation. The Company will invest in Senyuan Leo through a cash contribution of RMB 201,684,000 (approximately $32.5 million) and Fushun Jinyuan will invest in Senyuan Leo through a cash contribution of RMB 200,000,000 (approximately $32.2 million).

On June 3, 2016, the Company acquired 50% ownership of Lelcon Co., Ltd. ("Lelcon"). The Company will issue 1,414,828 shares of its common stock at $0.30 per share in exchange for 50% equity in Lelcon.
POLICIES

This summary of significant account policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and the notes are the representation of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles ("USGAAP") and have been consistently applied in the preparation of the financial statements.

Basis of Presentation and Consolidation

These financial statements and related notes are expressed in US dollars. The Company's fiscal year-end is December 31. The consolidated financial statements include the financial statements of the Leo Motors Co. Ltd. Korea and LGM Co. LTD where Leo Motors, Inc. has significant control. All inter-company transactions and balances have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements." In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

The Company generates revenue from the delivery of goods and records revenues when the sales are completed, already collected or collectability is reasonably assured, there is no future obligation and there is remote chance of future claim or refund to the customers.

Revenue is recognized when risk of ownership and title pass to the buyer, generally upon the delivery of professional services. Pricing is fixed and determinable according to the Company's published brochures and price lists.

Accounts Receivables

Accounts receivables of the Company are reviewed to determine if their carrying value has become impaired. The Company considers the assets to be impaired if the balances are greater than one-year old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance.

Receivables are not collateralized and do not bear interest.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Intangible and Long Lived Assets

The Company follows ASC 360-10, "Property, Plant, and Equipment," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2015, the Company had not experienced impairment losses on its long-lived assets.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, "Accounting for Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is "more likely than not" that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Loss per Share

Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

Foreign Currency Translation and Comprehensive Income

The reporting currency of the Company is the U.S. Dollars ("US$"). The functional currency of the parent company is the US$ and the functional currency of the Company's operating subsidiary is Korean Won ("KRW"). The subsidiary's results of operations and cash flows are translated at average exchange rates during the year, assets and liabilities are translated at the unified exchange rate at the end of the year, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the functional currency financial statements into US$ are included in determining comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

NOTE 3 - EARNINGS PER SHARE

The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the years ended December 31, 2015 and 2014:

	For the periods ended
	12/31/2015	12/31/2014

Net Income (Loss)	$(4,490,972)	$(4,480,544)

Weighted-average common stock Outstanding - basic	155,866,313	97,393,209
Equivalents
Stock options	-	0
Warrants	-	0
Convertible Notes	0	662,889
Weighted-average common shares
outstanding- Diluted	155,866,313	98,056,098

NOTE 4 - DUE TO RELATED PARTY

The company is indebted to its officer for advances. Repayment is on demand without interest. The balance was $140,396 at December 31, 2015 and $150,637 at December 31, 2014

NOTE 5 - PAYMENTS RECEIVED IN ADVANCE

The Company during the periods received payments from potential customers, or deposits, on future orders. The Company's policy is to record these payments as a liability until the product is completed and shipped to the customer at which the Company recognizes revenue. As of December 31, 2015 and December 31, 2014, the balance of payments received in advance was $279,229 and $ 306,969, respectively.

NOTE 6 - GOING CONCERN

As reported in the consolidated financial statements, the Company has accumulated deficits of $25,404,609 as of December 31, 2015 and its current liabilities exceeded its current assets. These negative trends have been consistent over the last few years except for asset sales.

These factors create uncertainty about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable and to create operations that contribute capital from normal operations. If the Company cannot obtain adequate capital it could be forced to cease operations.

In order to continue as a going concern, develop and generate revenues and achieve a profitable level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the  Company  include  (1) raising additional capital through sales of common stock, (2) converting  promissory notes into  common  stock  and (3) entering into acquisition agreements  with profitable  entities  with   significant   operations.   In   addition, management is continually seeking to streamline its operations and expand the business through a variety of industries, including real estate and financial management.

However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying   consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

(a) Lease Commitments

The Company leases its office space in Ha-Nam City in Korea which expires on December 31, 2016. The minimum obligations under such commitments for the years ending December 31, 2015 through December 31, 2018 are listed on the table below.

For the Year Ending	Amount

2016	$220,827
2017	101,249
2018 and beyond	0

Total Commitment	$322,076

(b) Strategic Investment

On November 10, 2012, the Company and PDI C&D/RDC SPRL Inc. ("PDI"), an affiliate of PDI Global LLC, a major architectural design company in the U.S., signed a contract to supply an independent solar power system grafted with the Company's E-Box power storage device for a housing project in the Democratic Republic of the Congo ("DRC"). The Company had a commitment to raise $1,000,000 to fulfill its part of the contract for strategic investment. This investment was impaired in full as of December 31, 2014 as due to unavoidable political/regional instability in the DRC, the contract with PDI was unable to be fulfilled and as of May 2015, the contract was terminated.

NOTE 8 - INVENTORIES

Inventories consist of the following:
	31-Dec-15	31-Dec-14
	US$	US$
Raw material	$0	$0
Work in process	496,971	279,783
Finished goods	0	0
	$496,971	$279,783

NOTE 9 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:
	31-Dec-15	31-Dec-14

Vehicles	$146,268	$7,581
Tools	95,771	12,906
Office	109,447	79,963
Facility equipment	210,502	157,966

Total property and equipment	561,988	258,416

Accumulated depreciation	(398,987)	(219,796)
Property and equipment, net	$163,001	$38,620

Depreciation expense for the years ended December 31, 2015 and 2014 amounted to $207,837 and $19,470,  respectively.

NOTE 10 - INVESTMENTS

During 2012, the Company invested in a housing project in the Republic of the Congo which would use our E-Box power storage device. $270,000 had been invested. Their interest has been recorded using the cost investment of accounting for investments. During the year ended December 31, 2014, the completion of this project has come into question. Due to this and other factors the Company has impaired the investments in full with a charge off of $762,000.

NOTE 11 - SHORT TERM BORROWINGS AND NOTES PAYABLE

The Company continues to fund itself through borrowing and equity sales until sales return to historical levels.

At December 31, 2014, the Company had short term borrowings of $448,801. The notes are short term working capital advances that have been advanced to their Korean Subsidiary from various local parties. These advances are due on demand, interest free and unsecured.

Additionally the company borrowed $819,922 in short term convertible notes at a 4% interest rate. These funds were used to fund expansion of our LGM acquisition in 2014. The derivative components are detailed in footnote 15 and these loans were completely converted in February 2015 into 14,924,263 shares of our common stock.

As of December 31, 2015 the major components of our notes and borrowings consisted of the following:

12/31/15
Hana Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 3.65%
interest only payable monthly and securred by the company.	$45,505

Hana Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 6.24%
interest only payable monthly.	75,775

Hana Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 3.64%
interest only payable monthly and securred by the company.	46,800

KookMin Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 3.28%
interest only payable monthly and securred by the company	85,245

Industrial Bank of Korea Bank four year note extended with 12 month extension fully amortizing with a variable interest rate currently at 3.83%
payable monthly.	35,718

NH Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 7.25%
interest only payable monthly.	34,000

Total Liabilities	323,043

Less current portion	49,397

Long tem debt	$273,646

 NOTE 12 - INCOME TAXES

The Company has experienced losses during most years since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years; an NOL of $25,404,609 had accumulated at December 31, 2015 on U.S. operations and has been carried forward. The potential tax benefit of the NOL's has been recognized on the books of the Company, and is offset by a valuation allowance.

Under current accounting guidance, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded deferred tax assets using statutory rates, as presented below. The valuation reserve increased by $1,376,115 during the year ended December 31, 2015.
Total
Deferred Tax Assets	8,637,567
Realization Allowance	(8,637,567)
Balance Recognized	$-

The effective tax rate is as follows:

Statutory Federal Rate	34%
Effect of Valuation Allowance	(34%)
Effective Rate	0%

NOTE 13 - INTANGIBLE ASSETS

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification ("ASC") Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets."  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.  The Company increased goodwill as a result of its first quarter acquisitions by $612,445 and also determined that none of its long-term assets at December 31, 2015 and December 31, 2014 were impaired.

	31-Dec-15	31-Dec-14
Patents	$63,554	$63,554
Trademarks	277	277
Goodwill	3,057,003	2,444,558
Intangible assets	3,120,834	2,508,389
Less impairments	0	0
Intangible assets, net	$3,120,834	$2,508,389

NOTE 14 - SEGMENT INFORMATION

ASC Topic 280 requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the years ended December 31, 2015 and 2014, the Company operated in one reportable business segment: the sale and manufacture of specialized electric vehicle. The Company's reportable segment is a strategic business unit that offers its product.

NOTE 15 – DERIVATIVE LIABILITY

The Company accounts for derivative financial instruments in accordance with ASC 815, which requires that all derivative financial instruments be recorded in the balance sheets either as assets or liabilities at fair value.

The Company's derivative liability is an embedded derivative associated with one of the Company's convertible promissory notes. The convertible promissory note was issued on July 31, 2014, (the "Note"), is a hybrid instruments which contain an embedded derivative feature which would individually warrant separate accounting as a derivative instrument under Paragraph 815-10-05-4.  The embedded derivative feature includes the conversion feature to the Note. Pursuant to Paragraph 815-10-05-4, the value of the embedded derivative liability have been bifurcated from the debt host contract and recorded as a derivative liability resulting in a reduction of the initial carrying amount (as unamortized discount) of the notes, which are amortized as debt discount to be presented in other (income) expenses in the statements of operations using the effective interest method over the life of the notes.

The embedded derivative within the note have been valued using the Black Scholes approach, recorded at fair value at the date of issuance; and marked-to-market at each reporting period end date with changes in fair value recorded in the Company's statements of operations as "change in the fair value of derivative instrument".

As of December 31, 2015 and December 31, 2014, the estimated fair value of derivative liability was determined to be $0 and $819,922, respectively. On July 31, 2014, the derivative liability was recognized with a debt discount of $825,529. During the year ended December 31, 2015, the loan was converted to common stock and the remaining unamortized debt discount of $275,176 was recorded against as a charge to interest expense.

Summary of Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Financial assets and liabilities measured at fair value on a recurring basis are summarized below and disclosed on the balance sheet:

Fair Value Measurement Using
Carrying Value	Level 1	Level 2	Level 3	Total
-0-	-	-	-0-	-0-
$-0-	$-	$-	$-0-	$-0-

Summary of the Changes in Fair Value of Level 3 Financial Liabilities

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during year ended December 31, 2015.

Derivative Liability
Fair value, December 31, 2014	$819,922
Additions	-0-
Change in fair value	-0-
Transfers in and/or out of Level 3	(819,922)
Fair value, December 31, 2015	$-0-

 NOTE 16 - ACQUISITIONS

On March 29, 2015, the Company acquired a 50% interest in each of Leo Motors Factory 1 and 2 which are auto repair shops that specialize in repairing hand-made luxury cars such as Ferrari, Lamborghini, Bentley, Porsche, and Rolls Royce. The Company also acquired a 50% interest in Leo Trade specializing in trading luxury cars.  The consolidation of these acquisitions is presented below.

Leo Motors consolidation	LEO Motors	LEO Motors	LGM	LEO Motors	LEO Motors	LEO Trade	ELIM	Consolidated
March 31, 2015	US	Korea		Factory 1	Factory 2	(f/k/a/ Erum)	ENTRIES	Statements
All numbers shown in US Dollars							DR(CR)	3/31/2015
ASSETS
Cash and cash equivalents	$374	67853	211,957	91,187	2914	92173	0	466,458
Accounts receivable	0	0	476,777	8,754	48,425	418,422	0	952,378
Inventories	0	0	295,159	0	0	0	0	295,159
Prepayment to suppliers	0	137,236	160,484	0	0	0	0	297,720
Other current assets	0	7,297	57,403	1,595	125,212	36,685	0	228,192
Total Current Assets	374	212,386	1,201,780	101,536	176,551	547,280		2,239,907

Fixed assets, net	6,744	10,530	16,846	63,683	88,181	0	0	185,984
Deposit	0	46,234	22,637	4,804	145,196	9,025	0	227,896
Intangible assets	0	63,831	0	0	0	0	0	63,831
Goodwill	0	0	0	0	0	0	3,057,003	3,057,003
Investment in subsidiaries	8,089,368	0	0	0	0	0	-8,089,368	0
Total Non-Current Assets	8,096,112	120,595	39,483	68,487	233,377	9,025		3,534,714

Total Assets	$8,096,486	332,981	1,241,263	170,023	409,928	556,305	-5,032,365	5,774,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,139,889	1,060,342	291,900	97,840	307,112	416,183	0	3,313,266
Short term borrowings	0	256,392	183,245	32,052	0	0	0	471,689
Advance from customers	0	30,381	9,141	0	4,513	0	0	44,035
Due to related parties	0	116,617	0	0	0	0	0	116,617
Taxes payable	0	137,780	10,673	13,559	78,783	226	0	241,021
Notes Payable current portion	0	0	0	0	0	353,747	0	353,747
Total Current Liabilities	1,139,889	1,601,512	494,959	143,451	390,408	770,156		4,540,375

Long Term Notes	0	36,698	117,075	0	173,928	0	0	327,701
Accrued severance benefits	0	2,075	0	0	0	0	0	2,075

Total Liabilities	1,139,889	1,640,285	612,034	143,451	564,336	770,156		4,870,151
Stockholders' Equity:
Common stock	154,144	2,831,276	284,870	90,253	135,379	180,505	(3,522,283)	154,144
Additional paid-in capital	21,253,084	1,831,184	1,285,902	0	0	0	(4,973,230)	19,396,940
Accumulated other comprehensive income	277,678	225,403	4,893	0	0	0	0	507,974
Accumulated loss	(14,728,309)	(6,195,167)	(946,436)	(63,681)	(289,787)	(394,356)	733,773	(21,883,963)
Total Stockholders' Deficit attributable to LEO MOTORS, INC.	6,956,597	(1,307,304)	629,229	26,572	(154,408)	(213,851)		(1,824,905)
Non-controlling interest	0	0	0	0	0	0	2,729,375	2,729,375
Total Stockholders' Deficit	6,956,597	(1,307,304)	629,229	26,572	(154,408)	(213,851)		904,470
Total Liabilities and Stockholders' Deficit	$8,096,486	332,981	1,241,263	170,023	409,928	556,305	(5,032,365)	5,774,621

LEO MOTORS, INC.
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	Balance at
	3/31/2016	12/31/2015

Assets
Current Assets
Cash and cash equivalents	$130,874	$243,809
Accounts receivable	1,015,447	1,565,114
Inventories	838,785	496,971
Prepayment to suppliers	382,545	279,229
Other current assets	199,073	32,107
Total Current Assets	2,566,724	2,617,230
Fixed assets, net	142,137	163,001
Deposit	346,255	346,659
Intangible assets	87,275	63,831
Goodwill	3,057,003	3,057,003
Total Assets	$6,199,394	$6,247,724
Liabilities and Equity(Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$3,748,487	$4,082,198
Short term borrowings	0	7,661
Advance from customers	496,385	795,431
Due to related parties	136,887	140,396
Taxes payable	155,151	99,584
Notes Payable current portion	264,158	49,397
Total Current Liabilities	4,801,068	5,174,667
Accrued retirement benefits	96,518	92,948
Notes payable long term	95,599	273,646
Other long term liabilities	196,579	129,748
Total Liabilities	5,189,764	5,671,009
Commitments (Note 8)	-	-
Leo Motors, Inc.("LEOM") Equity(Deficit):
Common stock ($0.001 par value; 300,000,000 shares authorized); 163,198,512 and 158,948,604 shares issued and outstanding at March 31, 2016 and December 31, 2015	163,199	158,949
Additional paid-in capital	20,990,286	20,367,272
Accumulated other comprehensive income	1,329,240	1,251,120
Accumulated loss	(25,827,119)	(25,404,609)
Total Equity(Deficit) Leo Motors, Inc.	(3,344,394)	(3,627,268)
Non-controlling interest	4,354,024	4,203,983
Total Equity(Deficit)	1,009,630	576,715
Total Liabilities and Equity(Deficit)	$6,199,394	$6,247,724

"See accompanying notes to consolidated financial statements"

LEO MOTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Three Months Ended March 31,
	2016	2015

Revenues	$745,706	$42,771

Cost of Revenues	291,014	0
Gross Profit	454,692	42,771

Operating Expenses	908,860	358,411
Income(loss) from Continuing Operations	(454,168)	(315,640)

Other Income (Expenses)
Interest expense	(9,328)	(280,975)
Non-Operating (expense) income	5,330	1,197
Total Other Income (Expenses)	(3,998)	(279,778)

Income(loss) from Continuing Operations Before Income Taxes	(458,166)	(595,418)

Income Tax Expense	0	0
Net Income(Loss)	$(458,166)	$(595,418)

Income(loss) attributable to non-controlling interest	$(35,655)	$(68,666)

Net Income(Loss) Attributable To Leo Motors, Inc.	(422,511)	(526,752)

Other Comprehensive Income:
Net Income(loss)	$(422,511)	$(526,752)
Unrealized foreign currency translation gain	78,120	(3,255)

Comprehensive Income(loss) Attributable to Leo Motors, Inc.	$(344,391)	$(530,007)
Net Loss per Common Share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding:
Basic	$161,878,686	$149,069,490
Diluted	$161,878,686	$149,972,010

"See accompanying notes to consolidated financial statements"

LEO MOTORS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)
	For the Three Months Ended March 31,
	2016	2015

Cash flows from Operating Activities:
Net loss	$(458,166)	$(595,418)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	20,864	4,500
Amortization debt discount	0	275,176
Foreign currency translation	78,120	(3,255)
Stock-based compensation	115,938	38,820
Changes in assets and liabilities:
Accounts Receivable	549,667	(410,168)
Inventories	(341,814)	(15,376)
Prepayment to suppliers	(103,316)	9,249
Other assets	(166,966)	(178,487)
Accounts payable, other payables and accrued expenses	(266,880)	1,160,315
Accrued retirement benefits	3,570	(75)
Advances from customers	(299,046)	3,084
Taxes payable	55,567	81,543
Net cash used in operating activities:	(812,462)	369,908
Cash flows from investing activities:
Investment in assets	(23,444)	(151,864)
Payments on deposits	(404)	(176,295)
Net cash provided(used) in investing activities:	(23,848)	(328,159)
Cash flows from financing activities:
Proceeds from notes payable	32,373	201,380
Payments on related party debt net	(3,509)	0
Payments on notes payable	(7,661)	(22,886)
Capital contributions	186,973	0
Proceeds from issuance of stock & warrants	515,199	29,037
Net cash provided(used) by financing activities:	723,375	207,531
Net Increase in cash and cash equivalents:	(112,935)	249,280

Cash and cash equivalents - beginning of year	243,809	217,178

Cash and cash equivalents - end of year	$130,874	$466,458
Supplemental disclosure of cash flow activities:
Interest	$9,328	$4,817
Income taxes	$0	$0
Supplemental disclosures of non cash activities:
Conversion of derivative liability	$0	$819,922
Goodwill on acquisition	$0	$641,687
Conversion of debt for common stock	$0	$801,433
Common stock issued for services	$115,938	$38,820

"See accompanying notes to consolidated financial statements"

NOTE 1 - COMPANY BACKGROUND

Leo Motors, Inc. (the "Company," or "we") is currently in development, assembly and sales of the energy storage devices and electric vehicle components.

The Company was originally incorporated in California as N. Org., Inc. on December 12, 1983. The Company then underwent several name changes from Natural Organics Corporation to Classic Auto Accessories of North America and then to FCR Automotive Group, Inc. On September 20, 2004, the Company reincorporated  in  Delaware by merging into FCR Group, Inc.,  a  Delaware Automotive corporation,  which  was  organized  on  September  8, 2004. On July  26,  2005,  the  Company acquired Shinil Precision Co., Ltd., a Korean Company,  as  its  operating  business  and on July 18, 2005, changed its name to Shinil  Precision Machinery, Inc. to reflect its anticipated new business. Upon failure of certain terms  and  conditions  of  the acquisition agreement, the Company  returned the shares of Shinil and recovered and cancelled the Company's shares  issued  in  the  acquisition. In 2012, the Company changed its domicile to Nevada.

The Company had been dormant since 1989, and consummated a reverse merger on November 12, 2007 with Leozone Inc., a South Korean company, which is the maker of electrical transportation devices. The merger essentially exchanges shares in Leo Motors, Inc. for shares in Leozone. As this is a reverse merger the accounting treatment of such is that of a combination of the two entities with the activity of Leozone, Inc. the surviving entity, going forward. The financial statements reflect the activity for all periods presented as if the merger had occurred January 1, 2007. Leozone has continued to operate as a separate subsidiary Leo Motors Co. Ltd. of Korea since that time.

On February 11, 2010, the Company acquired 50% of Leo B&T Corp., a South Korean corporation ("B&T"), from two shareholders of B&T in exchange for 7,000,000 shares of the Company's common stock. Our ownership in B&T was reduced to 30% in 2011. Additionally, this investment was written down as impairment expense during 2011 and the remaining investment was exchanged in 2012 for a return of Leo Motors stock.

On November 10, 2012, the Company signed an agreement with PDI C&D/RDC SPRL Inc. ("PDI"), an affiliate of PDI Global LLC, a major architectural design company in the U.S., to supply an independent solar power system grafted with the Company's E-Box power storage device for a housing project in the Democratic Republic of the Congo ("DRC"). This project has incurred an impairment charge as detailed in these footnotes.

On July 1, 2014, the Company acquired all of the outstanding common stock of LGM Co. Ltd., a corporation incorporated in the Republic of Korea ("LGM"), from LGM's shareholders, which represents 813,747 shares of LGM common stock, in exchange for 47,352,450 shares of the Company's common stock pursuant to the Share Swap Agreement entered into by and between LGM and the Company. Upon closing of the Share Swap Agreement, LGM became a wholly-owned subsidiary of the Company.

On March 31, 2015, the Company acquired 50% interest in each of  Leo Motors Factory, Inc. ("Leo Factory 1") and Leo Motors Factory 2, Inc. ("Leo Factory 2") which are auto repair shops that specialize in repairing hand-made luxury cars such as Ferrari, Lamborghini, Bentley, Porsche, and Rolls Royce. The Company also acquired 50% interest in Leo Trading Inc.(formerly Erum Motors, Inc.) ("Leo Trade") specializing in the trading of luxury cars. These acquired entities will be presented on a consolidated basis as the parent company has significant control of the business through the Board of Directors which can decide decisions split on strictly on common share ownership percentages.

POLICIES

This summary of significant account policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and the notes are the representation of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to U.S. generally accepted accounting principles ("USGAAP") and have been consistently applied in the preparation of the financial statements.

Basis of Presentation and Consolidation

These financial statements and related notes are expressed in US dollars. The Company's fiscal year-end is December 31. The consolidated financial statements include the financial statements of the Leo Motors Co. Ltd. Korea and LGM Co. LTD where the Parent Company has significant control. All inter-company transactions and balances have been eliminated upon consolidation.

  Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable inventory and prepaid expenses, accounts payable and deferred revenues, the carrying amounts approximate fair value due to their short maturities.

Revenue Recognition

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company.

The Company generates revenue from the delivery of goods and records revenues when the sales are completed, already collected or collectability is reasonably assured, there is no future obligation and there is remote chance of future claim or refund to the customers.

Revenue is recognized when risk of ownership and title pass to the buyer, generally upon the delivery of professional services. Pricing is fixed and determinable according to the Company's published brochures and price lists.

Accounts Receivables

Accounts receivables of the Company are reviewed to determine if their carrying value has become impaired.
The Company considers the assets to be impaired if the balances are greater than one-year old. Management regularly reviews accounts receivable and will establish an allowance for potentially uncollectible amounts when appropriate. When accounts are written off, they will be charged against the allowance.

Receivables are not collateralized and do not bear interest.

Cash Equivalents

For purposes of reporting cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalent.

Fixed Assets

Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, which is generally 3 to 10 years. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company will periodically evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful lives of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. We use an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Intangible and Long Lived Assets

The Company follows ASC 360-10, "Property, Plant, and Equipment," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through March 31, 2016, the Company had not experienced impairment losses on its long-lived assets.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740-10, "Accounting for Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year; and, (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if, based on the weight of available positive and negative evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

ASC 740-10 prescribes a recognition threshold and measurement attribute for the financial statement recognition of a tax position taken or expected to be taken on a tax return. Under ASC 740-10, a tax benefit from an uncertain tax position taken or expected to be taken may be recognized only if it is "more likely than not" that the position is sustainable upon examination, based on its technical merits. The tax benefit of a qualifying position under ASC 740-10 would equal the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with a taxing authority having full knowledge of all the relevant information. A liability (including interest and penalties, if applicable) is established to the extent a current benefit has been recognized on a tax return for matters that are considered contingent upon the outcome of an uncertain tax position. Related interest and penalties, if any, are included as components of income tax expense and income taxes payable.

Loss per Share

Basic earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period. Diluted earnings (loss) per share is computed by dividing net income, or loss, by the weighted average number of shares of common stock outstanding for the period.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. Stock option awards are valued using the Black-Scholes option-pricing model.

Foreign Currency Translation And Comprehensive Income

The reporting currency of the Company is the US$. The functional currency of the parent company is the US$ and the functional currency of the Company's operating subsidiary is Korean Won ("KRW"). The subsidiary's results of operations and cash flows are translated at average exchange rates during the year, assets and liabilities are translated at the unified exchange rate at the end of the year, and equity is translated at historical exchange rates. Translation adjustments resulting from the process of translating the functional currency financial statements into US$ are included in determining comprehensive income. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. The Company does not enter any material transaction in foreign currencies and accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

NOTE 3 - EARNINGS PER SHARE

 The Company reports basic and diluted earnings per share (EPS) according to the provisions of ASC Topic 260, which requires the presentation of basic EPS and, for companies with complex capital structures, diluted EPS. Basic EPS excludes dilution and is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS is computed by dividing net income (loss) available to common stockholders, adjusted by other changes in income or loss that would result from the assumed conversion of those potential common shares, by the weighted number of common shares and common share equivalents (unless their effect is antidilutive) outstanding. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be antidilutive. Thus, these equivalents are not included in the calculation of diluted loss per share, resulting in basic and diluted loss per share being equal. The following is a reconciliation of the computation for basic and diluted EPS for the three months ended March 31, 2016 and 2015:

	For the periods ended
	3/31/2016	3/31/2015

Net Income (Loss)	$(458,166)	$(595,418)

Weighted-average common stock Outstanding - basic	161,878,686	149,069,490
Equivalents
Stock options	-	0
Warrants	-	0
Convertible Notes	0	902,520
Weighted-average common shares
outstanding- Diluted	161,878,686	149,972,010

NOTE 4 - DUE TO RELATED PARTY

The company is indebted to its officer for advances. Repayment is on demand without interest. The balance was $136,887 at March 31, 2016 and $140,396 at December 31, 2015.

NOTE 5 - PAYMENTS RECEIVED IN ADVANCE

The Company during the periods received payments from potential customers, or deposits, on future orders. The Company's policy is to record these payments as a liability until the product is completed and shipped to the customer at which the Company recognizes revenue. As of March 31, 2016 and December 31, 2015, the balance of payments received in advance was $382,545 and $ 279,229, respectively.

NOTE 6 - GOING CONCERN

As reported in the consolidated financial statements, the Company has accumulated deficits of 25,404,609 as of December 31, 2015 and its current liabilities exceeded its current assets. These negative trends have been consistent over the last few years except for asset sales.

These factors  create  uncertainty  about  the  Company's  ability  to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable and to create operations that contribute capital from normal operations. If the Company cannot obtain  adequate  capital  it  could  be  forced  to  cease operations.

In order to continue as a going concern, develop and generate revenues and achieve a  profitable  level of operations, the Company will need, among other things, additional capital resources. Management's plans to obtain such resources for the  Company  include  (1) raising additional capital through sales of common stock, (2) converting  promissory notes into  common  stock  and (3) entering into acquisition agreements  with profitable  entities  with   significant   operations.   In   addition, management is continually seeking to streamline its operations and expand the business through a variety of industries, including real estate and financial management.

However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying   consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

(a) Lease Commitments

The Company leases its office space in Ha-Nam City in Korea which expires on December 31, 2016. The minimum obligations under such commitments for the period ending March 31, 2016 through December 31, 2018 are listed on the table below.

For the Year Ending	Amount
2016	$165,620
2017	101,249
2018 and beyond	0
Total Commitment	$266,869

(b) Strategic Investment

On November 10, 2012, the Company and PDI C&D/RDC SPRL Inc. ("PDI"), an affiliate of PDI Global LLC, a major architectural design company in the U.S., signed a contract to supply an independent solar power system grafted with the Company's E-Box power storage device for a housing project in the Democratic Republic of the Congo ("DRC"). The Company had a commitment to raise $1,000,000 to fulfill its part of the contract for strategic investment. This investment was impaired in full as of December 31, 2014 as due to unavoidable political/regional instability in the DRC, the contract with PDI was unable to be fulfilled and as of May 2015, the contract was terminated

NOTE 8 - INVENTORIES

Inventories consist of the following:

	31-Mar-16	31-Dec-15
	US$	US$
Raw material	$0	$0
Work in process	838,785	496,971
Finished goods	0	0
	$838,785	$496,971

NOTE 9 - PROPERTY AND EQUIPMENT

 Property and equipment consisted of the following:

	31-Mar-16	31-Dec-15

Vehicles	$146,268	$146,268
Tools	95,771	95,771
Office	109,447	109,447
Facility equipment	210,502	210,502

Total property and equipment	561,988	561,988

Accumulated depreciation	(419,851)	(398,987)
Property and equipment, net	$142,137	$163,001

Depreciation expense for the three months ended March 31, 2016 and 2015 amounted to $20,864 and $4,500, respectively.

NOTE 10 - INVESTMENTS

During 2012, the Company invested in a housing project in the Republic of the Congo which would use our E-Box power storage device. $270,000 had been invested. Their interest has been recorded using the cost investment of accounting for investments. During the year ended December 31, 2014, the completion of this project has come into question. Due to this and other factors the Company has impaired the investments in full with a charge off of $762,000.

NOTE 11 - SHORT TERM BORROWINGS AND NOTES PAYABLE

The Company continues to fund itself through borrowing and equity sales until sales return to historical levels.

At March 31, 2015, the Company had short term borrowings of $359,757. The notes are short term working capital advances that have been advanced to their Korean Subsidiary from various local parties. These advances are due on demand, interest free and unsecured.

As of March 31, 2016 the major components of our notes and borrowings consisted of the following:

3/31/16
Hana Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 3.65%
interest only payable monthly and securred by the company.	$62,883

Hana Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 6.24%
interest only payable monthly.	76,479

KookMin Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 3.28%
interest only payable monthly and secured by the company	84,977

Industrial Bank of Korea Bank four year note extended with 12 month extension fully amortizing with a variable interest rate currently at 3.83%
payable monthly.	127,465

NH Bank six month note extended with 12 month term
renewable periods with a variable interest rate currently at 7.25%
interest only payable monthly.	7,954

Total Liabilities	359,757

Less current portion	264,158

Long tem debt	$95,599

 NOTE 12 - INCOME TAXES

The Company has experienced losses during most years since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years; an NOL of $25,827,119 had accumulated at March 31, 2016 on U.S. operations and has been carried forward. The potential tax benefit of the NOL's has been recognized on the books of the Company, and is offset by a valuation allowance.

Under current accounting guidance, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded deferred tax assets using statutory rates, as presented below. The valuation reserve increased by $155,766 during the quarter ended March 31, 2016.

Total
Deferred Tax Assets	8,781,220
Realization Allowance	(8,781,220)
Balance Recognized	$-

The effective tax rate is as follows:

Statutory Federal Rate	34%
Effect of Valuation Allowance	(34%)
Effective Rate	0%

NOTE 13 - INTANGIBLE ASSETS

The Company accounts for its long-lived assets in accordance with Accounting Standards Codification ("ASC") Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets."  ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate.  The Company assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition.  If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and fair value or disposable value.  The Company increased goodwill as a result of its first quarter acquisitions by $612,445 and also determined that none of its long-term assets at March 31, 2016 and December 31, 2015 were impaired.

	31-Mar-16	31-Dec-15
Patents	$86,998	$63,554
Trademarks	277	277
Goodwill	3,057,003	3,057,003
Intangible assets	3,144,278	3,120,834
Less impairments	0	0
Intangible assets, net	$3,144,278	$3,120,834

NOTE 14 - SEGMENT INFORMATION

ASC Topic 280 requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. During the three months ended March 31, 2016 and 2015, the Company operated in one reportable business segment: the sale and manufacture of specialized electric vehicle. The Company's reportable segment is a strategic business unit that offers its product.

NOTE 15 - ACQUISITIONS

 On March 29, 2015, the Company acquired a 50% interest in each of Leo Motors Factory 1 and 2 which are auto repair shops that specialize in repairing hand-made luxury cars such as Ferrari, Lamborghini, Bentley, Porsche, and Rolls Royce. The Company also acquired a 50% interest in Leo Trade specializing in trading luxury cars. The consolidation of these acquisitions is presented below.

Leo Motors consolidation	LEO Motors	LEO Motors	LGM	LEO Motors	LEO Motors	LEO Trade	ELIM	Consolidated
March 31, 2015	US	Korea		Factory 1	Factory 2	(f/k/a/ Erum)	ENTRIES	Statements
All numbers shown in US Dollars							DR(CR)	3/31/2015
ASSETS
Cash and cash equivalents	$374	67853	211,957	91,187	2914	92173	0	466,458
Accounts receivable	0	0	476,777	8,754	48,425	418,422	0	952,378
Inventories	0	0	295,159	0	0	0	0	295,159
Prepayment to suppliers	0	137,236	160,484	0	0	0	0	297,720
Other current assets	0	7,297	57,403	1,595	125,212	36,685	0	228,192
Total Current Assets	374	212,386	1,201,780	101,536	176,551	547,280		2,239,907

Fixed assets, net	6,744	10,530	16,846	63,683	88,181	0	0	185,984
Deposit	0	46,234	22,637	4,804	145,196	9,025	0	227,896
Intangible assets	0	63,831	0	0	0	0	0	63,831
Goodwill	0	0	0	0	0	0	3,057,003	3,057,003
Investment in subsidiaries	8,089,368	0	0	0	0	0	-8,089,368	0
Total Non-Current Assets	8,096,112	120,595	39,483	68,487	233,377	9,025		3,534,714

Total Assets	$8,096,486	332,981	1,241,263	170,023	409,928	556,305	-5,032,365	5,774,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$1,139,889	1,060,342	291,900	97,840	307,112	416,183	0	3,313,266
Short term borrowings	0	256,392	183,245	32,052	0	0	0	471,689
Advance from customers	0	30,381	9,141	0	4,513	0	0	44,035
Due to related parties	0	116,617	0	0	0	0	0	116,617
Taxes payable	0	137,780	10,673	13,559	78,783	226	0	241,021
Notes Payable current portion	0	0	0	0	0	353,747	0	353,747
Total Current Liabilities	1,139,889	1,601,512	494,959	143,451	390,408	770,156		4,540,375

Long Term Notes	0	36,698	117,075	0	173,928	0	0	327,701
Accrued severance benefits	0	2,075	0	0	0	0	0	2,075

Total Liabilities	1,139,889	1,640,285	612,034	143,451	564,336	770,156		4,870,151
Stockholders' Equity:
Common stock	154,144	2,831,276	284,870	90,253	135,379	180,505	(3,522,283)	154,144
Additional paid-in capital	21,253,084	1,831,184	1,285,902	0	0	0	(4,973,230)	19,396,940
Accumulated other comprehensive income	277,678	225,403	4,893	0	0	0	0	507,974
Accumulated loss	(14,728,309)	(6,195,167)	(946,436)	(63,681)	(289,787)	(394,356)	733,773	(21,883,963)
Total Stockholders' Deficit attributable to LEO MOTORS, INC.	6,956,597	(1,307,304)	629,229	26,572	(154,408)	(213,851)		(1,824,905)
Non-controlling interest	0	0	0	0	0	0	2,729,375	2,729,375
Total Stockholders' Deficit	6,956,597	(1,307,304)	629,229	26,572	(154,408)	(213,851)		904,470
Total Liabilities and Stockholders' Deficit	$8,096,486	332,981	1,241,263	170,023	409,928	556,305	(5,032,365)	5,774,621

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission		$1,068.84
Attorney's fees and expenses	$	*
Accountant's fees and expenses	$	*
Other	$	*
$
Total	$	*

* To be filed by amendment

Item 14.   Indemnification of Directors and Officers.

Section 78.7502(1) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Section 78.7502(2) of the Nevada Revised Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502(3) of the Nevada Revised Statutes further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the Nevada Revised Statutes provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification. Section 78.751 of the Nevada Revised Statutes further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Section 78.752 of the Nevada Revised Statutes provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Articles of Incorporation and Bylaws

Neither our articles of incorporation nor our bylaws, as amended, include specific provisions relating to the indemnification of our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Leo Motors, Inc. pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

Item 15.   Recent Sales of Unregistered Securities.

On March 1, 2013, we issued 248,756 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $15,000.00. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On March 8, 2013, we issued 265,018 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $15,000.00. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On March 19, 2013, we issued 404,558 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $12,500.00. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On May 28, 2013, we issued 2,000,000 shares for consulting services. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 1, 2013, we issued 2,651,706 shares to Joung Dai Lee as compensation. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

In March  2013,  we issued 4,000,000 shares to Vynewood Group Limited in conversion of outstanding debt in the amount of $200,000.00. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On January 28, 2014, we issued 800,000 shares for services to Jung Young Lee. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 3,600,000 shares for services to Jeong Youl Choi. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 4,600,000 shares for services to Jun Hen Park. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 200,000 shares for services to Sang Hyun Sim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 500,000 shares for services to Sang Youn Lee. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 400,000 shares for services to Hyeong Koo Kim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 1,500,000 shares for services to Thomas Cheong. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 700,000 shares for services to Shi Chul Kang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2014, we issued 250,000 shares for services to Man Ho Kang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On April 15, 2014, we issued 1,500,000 restricted common shares to a third party as compensation for service provided pursuant to an Investor Relations Program Agreement. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On April 29, 2014, we issued 560,000 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On April 29, 2014, we issued 1,500,000 shares for consulting services to JSR Partners. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On June 10, 2014, we issued 485,000 shares in exchange of 500,000 shares of Leo Motors Co., Ltd., our Korea subsidiary, which was owned by Shi Chul Kang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On June 10, 2014, we issued 1,073,390 shares in exchange of 1,106,666 shares of Leo Motors Co., Ltd., our Korea subsidiary, which was owned by Sangeon Park. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On June 10, 2014, we issued 678,900 shares in exchange of 700,000 shares of Leo Motors Co., Ltd., our Korea subsidiary, which was owned by Sang Hyun Shim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On June 10, 2014, we issued 563,910 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $28,195.50. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On June 30, 2014, we issued 621,762 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $27,979.29. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On July 7, 2014, we issued 1,302,083 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $25,000.00. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On July 15, 2014, we issued 688,073 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $ 15,000.00 This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On July 23, 2014, we issued 1,127,273 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $19,840.00 This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On July 28, 2014, we issued 593,220 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 20,396,223 shares for the exchange of 350,507 stocks of LGM, Ltd., which was owned by Jun Hee Won. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 4,364,297 shares for the exchange of 75,000 stocks of LGM, Ltd., which was owned by Woong Han. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 2,056,631 shares for the exchange of 35,343 stocks of LGM, Ltd., which was owned by Shin Kon Kim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 1,616,012 shares for the exchange of 27,771 stocks of LGM, Ltd., which was owned by Seung Yong Seong. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 4,656,821 shares for the exchange of 80,027 stocks of LGM, Ltd., which was owned by Young Ho Park. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 4,807,826 shares for the exchange of 82,622 stocks of LGM, Ltd., which was owned by Jung Ho Lee. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 4,225,920 shares for the exchange of 72,622 stocks of LGM, Ltd., which was owned by Kang Mook Kim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 1,008,153 shares for the exchange of 17,325 stocks of LGM, Ltd., which was owned by YeunSik Wi. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 929,072 shares for the exchange of 15,966 stocks of LGM, Ltd., which was owned by Duk Ho Kang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 28, 2014, we issued 2,000,012 shares for the exchange of 34,370 stocks of LGM, Ltd., which was owned by Joon Ho Kim. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 31, 2014, we sold three convertible promissory notes (each a "Note") for an aggregate principal amount of $961,540 to two Korean accredited investors pursuant to a Securities Purchase Agreement (the "Agreement"). Each note has a maturity date which is three years after the date of issuance. Each Note has an interest rate of four (4%) percent per annum. Each note is convertible into restricted shares of the Company's common stock ("Common Stock") at any time on the date that is three months after the date such Note was issued at an exercise price equal to $0.10 per share, which may be adjusted, subject to certain terms and conditions, to a price equal to the greater of (i) par value of the Common Stock, or (ii) seventy-five (75%) of the average trading price of the Common Stock for the 3 months immediately preceding the date of conversion. The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

On September 30, 2014, we granted 2,000,000 restricted common shares to a third-party as compensation for a license granted by such third-party, pursuant to a license agreement with TPT Co., Ltd. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On October 13, 2014, we issued 424,929 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $ 15,000.00 This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended

On October 17, 2014, we issued 237,960 shares to Asher Enterprises, Inc. in conversion of outstanding debt in the amount of $7,500.00 This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On October 20, 2014, we issued 323,077 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 28, 2015, we issued 295,775 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 4, 2015, we issued 295,775 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 4, 2015, we issued 5,693,165 shares to Yong Woo Kim, according to the security purchase agreement in the amount of $305,723; This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On February 4, 2015, we issued 4,754,655 shares to Mi Sun Jung according to the security purchase agreement in the amount of $255,325; This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On February 4, 2015, we issued 4,476,443 shares to Yong Woo Kim, according to the security purchase agreement in the amount of $240,385. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On February 13, 2015, we issued 300,000 shares for consulting services to Princeton Research Inc. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On March 31, 2015, we entered into Cash Investment Agreements (the "Investment Agreements") with two non-United States investors (the "Investors"), pursuant to which the Company sold an aggregate of 2,702,703 shares of the Company's common stock to the Investors for an aggregate purchase price of 300,000,000 Korean Won. This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a) (9) of the Securities Act of 1933, as amended.

Also on March 31, 2015, we entered into a Securities Purchase Agreement (the "SPA") with a non-United States accredited investor (the "SPA Investor") pursuant to which the Company issued to the SPA Investor a (i) convertible promissory note (the "Note") in the principal amount of $90,424 (the "Principal Amount"), (ii) warrants (the "Warrants") to purchase shares of the Company's common stock up to the amount of shares equal to (x) the Principal Amount, divided by, (y) $0.10. The Note has a maturity date of the date three months after the date of issuance. The Note has an interest rate equal to 12% per annum. The Note is convertible into shares of the Company's common stock at a conversion price equal to $0.10 per share. The Warrants may be exercise at any time after issuance up to the date which is 365 days after the Note is repaid in full (the "Exercise Period"). At any time during the exercise period, the SPA Investor may use the unpaid balance of the Note in whole or in part as consideration in exercising the Warrants on a cashless basis. The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

On April 21, 2015, we issued 1,801,802 shares of common stock to Mr. Uk Hee Jo for a cash payment of $180,180.20. This issuance was intended to be exempt from the registration requirements pursuant to Section 4(a) (2) of the Securities Act of 1933, as amended (the "Securities Act").

On April 21, 2015, we issued 900,901 shares of common stock to Mr. Chul Hun Choi for a cash payment of $90,090.10. This issuance was intended to be exempt from the registration requirements pursuant to Section 4(a) (2) of the Securities Act.

On April 27, 2015, we issued 350,000 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 2, 2015, we issued 61,738 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On July 2, 2015, we sold three convertible promissory notes (each a "Note," collectively, the "Notes") for an aggregate principal amount of KRW500,000,000 (approximately $447,275) and warrants to purchase an aggregate of 2,978,850 shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), to three Korean accredited investors pursuant to certain amended and restated securities purchase agreements (the "Agreements"), which agreements replace and supersede the securities purchase agreements dated June 24, 2015 by and between the Company and the investors. The Company also agreed to issue warrants to holders of the Notes three months after the issuance of the Notes. The warrants entitle the holders to purchase an aggregate of 2,978,850 shares of the Company's Common Stock at $0.15 per share, which may be adjusted, at the holder's option, to a price equal to eighty-five (85%) of the average trading price of the Common Stock for the 30 days immediately preceding the date of exercise. The warrants expire in nine months after issuance and are exercisable at any time prior to expiration. The warrants may be exercised on a cashless basis. The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

On July 6, 2015, the Company entered into a loan conversion agreement ("Conversion Agreement") with Leo Motors Co., Ltd., its majority owned Korean subsidiary ("Leo Korea"). Pursuant to the Conversion Agreement, the Company converted its loans to Leo Korea in the aggregate of 253,708,213 Korean Won (approximately $223,355) in exchange for the issuance of a total of 2,537,081 or 5.28% of the total issued and outstanding shares of Leo Korea. In addition, on June 16, 2015, the Company acquired an aggregate of 1,710,897 shares of Leo Korea, representing 3.56% of the total issued and outstanding shares of Leo Korea, from its two shareholders in exchange for 855,791 shares of the Company's common stock pursuant to certain share swap agreements. The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

On July 17, 2015, we issued 61,738 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On September 22, 2015, we issued 68,093 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On October 30, 2015, we issued 18,832 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 140,000 shares for the advisory services to Myong Yong Jung. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 100,000 shares for the advisory services to Sun Chuan Chun. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 60,000 shares for the advisory services to Seung Uk Yuh. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 60,000 shares for the advisory services to Kwan Sun Park. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 60,000 shares for the advisory services to Yao QI. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On November 11, 2015, we issued 60,000 shares for the advisory services to Huai Yang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend. But we are going to cancel this issuance because he informed to us that he cannot provide the services as corporate advisor.

On November 30, 2015, we issued 29,203 shares for the legal services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On December 04, 2015, we issued 40,000 shares for the advisory services to Myong Yong Jung. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On December 2, 2015, we issued 50,400 shares to Min Jung Kang, according to the security purchase agreement in the amount of $12,096; This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 2, 2015, we issued 36,000 shares to Hyung Geun Kim, according to the security purchase agreement in the amount of $8,640; This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On December 2, 2015, we issued 111,600 shares to Chang In Yim, according to the security purchase agreement in the amount of $26,784; This issuance was intended to be exempt from the registration requirements pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

On January 06, 2016, we issued 50,000 shares for Investment Banking Engagement services Trevor Michael Saliba of NMS Capital Advisors, LLC. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 06, 2016, we issued 92,880 shares for consulting services to Eul Hyung Choi. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 19, 2016, we issued 132,890 shares for Investor Relations services to Mike King of Princeton Research. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On January 19, 2016, we issued 45,647 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 12, 2016, we issued 25,000 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On March 14, 2016, we issued 30,987 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On April 04, 2016, we issued 60,000 shares for services to Huai Yang. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend

On May 12, 2016, we issued 24,964 shares for consulting services to Darrin M. Ocasio. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 11, 2016, we issued 297,886 shares to Mr. Chae Yong Lim for the exercise of warrant of 50,000,000 KRW. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 11, 2016, we issued 297,886 shares to Mr. Ho Seok Kim for the exercise of warrant of 50,000,000 KRW. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 11, 2016, we issued 744,711 shares to Mr. Myong Yong Jung for the exercise of warrant of 125,000,000 KRW. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On February 11, 2016, we issued 744,711 shares to Mr. Mok Kang for the exercise of warrant of 125,000,000 KRW. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On April 07, 2016, we issued 893,656 shares to Lisheng Chou, for the exercise of warrant of 150,000,000 KRW. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

On May 24, 2016, we entered into a securities purchase agreement with an accredited investor (the "Investor") for the issuance of a series of convertible debentures (each a "Debenture"). The shares of common stock underlying the Debentures are part of this registration statement. Each Debenture has a maturity date which is one year after the date of issuance and has an interest rate of ten (10%) percent per annum. Each Debenture is convertible into shares of the Company's Common Stock at any time after the sooner to occur of 180 days from the original issue date or when the shares issuable upon conversion of the Debenture have been registered on a registration statement that has been declared effective by the Securities and Exchange Commission and until the Debenture is no longer outstanding. The Debentures are convertible at a conversion price equal to the lower of (i) $0.50 per share or (ii) 70% of the lowest VWAP for the previous 20 trading days prior to conversion. The Company is permitted to prepay the Debentures at any time upon ten (10) days written notice to the Investor. The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the issuance of the securities referenced herein pursuant to Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

On June 9, 2016, we entered into a Share Swap Agreement (the "Share Swap Agreement") with an accredited investor (the "Investor"), pursuant to which the Company acquired shares held by the Investor, which, in the aggregate, represent fifty percent (50%) of Lelcon Co., Ltd. a Korean corporation (the "Lelcon Shares"), in exchange for the issuance of 1,414,828 shares of the Company's common stock. As a result of the Share Swap Agreement, Lelcon Co., Ltd. is now a subsidiary of the Company. This issuance was completed in accordance with Section 4(2) of the Securities Act in an offering without any public offering or distribution. These shares are restricted securities and include an appropriate restrictive legend.

Item 16.   Exhibits and Financial Statement Schedules.

(d)           Exhibits.

The following exhibits are filed as part of this Registration Statement.

Item 15.  Exhibits, Financial Statement Schedules

Exhibit No.	Description
3.1	Amended Articles of Incorporation (Incorporated by reference to the Company's Registration Statement on Form 10 filed on December 10, 2008)
3.2	Restates Bylaws (Incorporated by reference to the Company's Registration Statement on Form 10 filed on December 10, 2008)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP*
10.1	2010 Employee Stock Option Plan (incorporated by reference from the Company's Current Report on Form 8-K filed February 3, 2010)
10.2	Purchase Agreement between Leo Motors, Inc. and Leo B&T Co. Ltd. (incorporated by reference from the Company Current Report on Form 8-K filed on February 16, 2010)
10.3	Agreement between Leo Motors, Inc. and M&M Corp. dated March 26, 2010 (incorporated by reference from the Company's Current Report on Form 8-K filed March 26, 2010)
10.4	Employment Agreement between Leo Motors, Inc. and Jung Yong Lee dated January 1, 2012 (incorporated by reference from the Company Annual Report on Form 10-K filed on April 16, 2013)
10.5	Stock Purchase Agreement between Leomotors Korea, Inc. and Shi Chul Kang dated June 25, 2012 (translated)*
10.6	Employment Agreement between Leo Motors, Inc. and Jun Heng Park dated December 1, 2015*
10.7	Employment Agreement between Leo Motors, Inc. and Shi Chul Kang dated December 1, 2015*
10.8	Employment Agreement between Leo Motors, Inc. and Jong Youl Choi dated December 1, 2015*
10.9
Investor Relations Program Agreement between Leo Motors, Inc. and JSR Partners Limited, dated April 15, 2014 (incorporated by reference from the Company's Current Report on Form 8-K filed on July 8, 2015)

10.10	Share Swap Agreement by and between Leo Motors, Inc. and LGM Co. Ltd., dated as of July 1, 2014(incorporated by reference from the Company's Current Report on Form 8-K filed on April 25, 2014)
10.11	Form of Securities Purchase Agreement(incorporated by reference from the Company's Current Report on Form 8-K filed on August 6, 2015)
10.12
Non-exclusive Execution Rights on Patent Technology Settlement & Registration Contract, dated September 19, 2014, by and between Leo Motors, Inc. and TPT, Co., Ltd. (incorporated by reference from the Company's  Current Report on Form 8-K filed on September 25, 2014)

10.13
Joint Venture Company Agreement, dated July 31, 2015, by and between the Company and Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd. (incorporated by reference from the Company's Current Report on Form 8-K filed on August 6, 2015)

10.14	Securities Purchase Agreement by and between the Company and the BOU Trust, dated May 17, 2016 *
10.15	Registration Rights Agreement by and between the Company and the BOU Trust, dated May 17, 2016 *
10.16	First Amendment to Securities Purchase Agreement by and between the Company and the BOU Trust, dated August 3, 2016 *
10.17	Form of Convertible Debenture, dated May 18, 2016 (incorporated by reference from the Company's Current Report on Form 8-K filed on May 24, 2016)
10.18	Form of Securities Purchase Agreement, dated May 18, 2016 (incorporated by reference from the Company's Current Report on Form 8-K filed on May 24, 2016)
21	List of Subsidiaries (incorporated by reference from the Company's Annual Report on Form 10-K filed on March 30, 2016)
23.1	Consent of Scrudato & Co., PA, Independent Registered Public Accounting Firm*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)*

* Filed herewith

 Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Republic of Korea, on the 5th day of August, 2016.

LEO MOTORS, INC.

August 5, 2016	By:	/s/ Shi Chul Kang
Shi Chul Kang
Chief Executive Officer (Principal Executive Officer) and Director

August 5, 2016	By:	/s/ Jeong Youl Choi
JeongYoul Choi
Chief Financial Officer (Principal Financial and Accounting Officer) and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Shi Chul Kang
Shi Chul Kang	Co-Chief Executive Officer (Principal Executive Officer) and Director	August 5, 2016

/s/ Jeong Youl Choi
JeongYoul Choi	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	August 5, 2016

/s/ Jun Heng Park
Jun Heng Park	Co-Chief Executive Officer and Director	August 5, 2016